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                                                                   Exhibit 10.11
                             CONFIDENTIAL TREATMENT







                  RESEARCH, LICENSE AND COLLABORATION AGREEMENT




                                     BETWEEN




                             CELLTECH R & D LIMITED



                                       AND



                         NEOGENESIS DRUG DISCOVERY, INC.















                               DATED JULY 11, 2001



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                                TABLE OF CONTENTS

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
                                                                                      Page
                                                                                      ----
ARTICLE I.   DEFINITIONS ............................................................   1
          Section 1.1.   AAA ........................................................   2
          Section 1.2.   AFFILIATE ..................................................   2
          Section 1.3.   AGREEMENT ..................................................   2
          Section 1.4.   ALIS .......................................................   2
          Section 1.5.   APPLICABLE LAWS ............................................   2
          Section 1.6.   APPROVAL LETTER ............................................   2
          Section 1.7.   APPROVED TARGET(S) .........................................   2
          Section 1.8.   APPROVED TARGET EXCLUSIVITY PERIOD .........................   2
          Section 1.9.   CELLTECH INDEMNIFIED PARTY .................................   3
          Section 1.10.  CELLTECH TECHNOLOGY ........................................   3
          Section 1.11.  CELLTECH DERIVATIVES .......................................   3
          Section 1.12.  CIP ........................................................   4
          Section 1.13.  COMMERCIALIZATION ..........................................   4
          Section 1.14.  COMMERCIALLY REASONABLE EFFORTS ............................   4
          Section 1.15.  CONFIDENTIAL INFORMATION ...................................   4
          Section 1.16.  CONTROL OR CONTROLLED ......................................   4
          Section 1.17.  DESIGNATED COMPOUND ........................................   4
          Section 1.18.  DISCLOSING PARTY ...........................................   5
          Section 1.19.  EFFECTIVE DATE .............................................   5
          Section 1.20.  FDA ........................................................   5
          Section 1.21.  FD&C Act ...................................................   5
          Section 1.22.  FIRST COMMERCIAL SALE ......................................   5
          Section 1.23.  FOB ........................................................   5
          Section 1.24.  FORCE MAJEURE ..............................................   5
          Section 1.25.  FTE ........................................................   6
          Section 1.26.  GOOD CLINICAL PRACTICE .....................................   6
          Section 1.27.  GOOD LABORATORY PRACTICE ...................................   6
          Section 1.28.  GOOD MANUFACTURING PRACTICE ................................   6
          Section 1.29.  INDEMNIFIED PARTY(IES) .....................................   6
          Section 1.30.  INDEMNIFYING PARTY .........................................   7
          Section 1.31.  KNOW HOW ...................................................   7
          Section 1.32.  LICENSED PRODUCT(S) ........................................   7
          Section 1.33.  LOCK UP PERIOD .............................................   7
          Section 1.34.  MAJOR COUNTRY ..............................................   7
          Section 1.35.  MANUFACTURING ..............................................   7
          Section 1.36.  MASK .......................................................   8
          Section 1.37.  NDA ........................................................   8

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          Section 1.38.  NEOGENESIS INDEMNIFIED PARTY(IES) ..........................   8
          Section 1.39.  NEOGENESIS TARGET ..........................................   8
          Section 1.40.  NEOGENESIS TECHNOLOGY ......................................   8
          Section 1.41.  NEOGENESIS DERIVATIVES .....................................   8
          Section 1.42.  NEOMORPH CHEMISTRY .........................................   9
          Section 1.43.  NEOMORPH FOCUSED LIBRARIES .................................   9
          Section 1.44.  NEOMORPH SCREENING LIBRARY .................................   9
          Section 1.45.  NET SALES ..................................................   9
          Section 1.46.  PATENTS ....................................................   10
          Section 1.47.  PERSON .....................................................   10
          Section 1.48.  PHASE I CLINICAL TRIALS ....................................   10
          Section 1.49.  PHASE III CLINICAL TRIALS ..................................   10
          Section 1.50.  PRELIMINARY COMPOUND .......................................   11
          Section 1.51.  PRELIMINARY COMPOUND EXCLUSIVITY PERIOD ....................   11
          Section 1.52.  PRIMARY ACTIVE COMPOUND ....................................   11
          Section 1.53.  PRIMARY ACTIVE COMPOUND EXCLUSIVITY PERIOD .................   11
          Section 1.54.  PROGRAM TECHNOLOGY .........................................   11
          Section 1.55.  PROPRIETARY TARGET .........................................   12
          Section 1.56.  PUBLIC TARGET ..............................................   12
          Section 1.57.  QSCD .......................................................   12
          Section 1.58.  QSCD PRELIMINARY COMPOUNDS .................................   12
          Section 1.59.  QSCD PRIMARY ACTIVE COMPOUNDS ..............................   12
          Section 1.60.  QUARTER ....................................................   12
          Section 1.61.  R&D Program ................................................   12
          Section 1.62.  RECEIVING PARTY ............................................   13
          Section 1.63.  REGULATORY APPROVALS .......................................   13
          Section 1.64.  REGULATORY AUTHORITY .......................................   13
          Section 1.65.  RESEARCH COLLABORATION .....................................   13
          Section 1.66.  RESEARCH COLLABORATION PLAN ................................   13
          Section 1.67.  RESEARCH TERM ..............................................   13
          Section 1.68.  STEERING COMMITTEE .........................................   13
          Section 1.69.  STOCK PURCHASE AGREEMENT ...................................   14
          Section 1.70.  TARGET .....................................................   14
          Section 1.71.  TARGET GUIDELINES ..........................................   14
          Section 1.72.  TERM .......................................................   14
          Section 1.73.  TERRITORY ..................................................   14
          Section 1.74.  THIRD PARTY (THIRD PARTIES) ................................   14
          Section 1.75.  THIRD PARTY CLAIM ..........................................   14

ARTICLE II.   GRANT, RIGHTS AND RESTRICTIONS ........................................   14
          Section 2.1.  GRANT OF RESEARCH LICENSE. ..................................   14
          Section 2.2.  NEOGENESIS GRANT OF LICENSE. ................................   15
          Section 2.3.  RETAINED RIGHTS. ............................................   16

                                      -ii-

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ARTICLE III.   RESEARCH COLLABORATION PLAN ..........................................   16
          Section 3.1.  DILIGENCE. ..................................................   16
          Section 3.2.  RESEARCH COLLABORATION. .....................................   16
          Section 3.3.  NUMBER OF TARGETS. ..........................................   16

ARTICLE IV.   STEERING COMMITTEE ....................................................   17
          Section 4.1.  STEERING COMMITTEE. .........................................   17
                    (a)  STEERING COMMITTEE ACTIVITIES. .............................   17
                    (b)  STEERING COMMITTEE MEETINGS. ...............................   17
                    (c)  STEERING COMMITTEE GOVERNANCE. .............................   18

ARTICLE V.   RESEARCH FUNDING .......................................................   18
          Section 5.1.  RESEARCH COLLABORATION FUNDING. .............................   18
                    (a)  STOCK PURCHASE. ............................................   18
                    (b)  FTE FUNDING. ...............................................   19
                    (c)  QUARTERLY PAYMENTS. ........................................   19

ARTICLE VI.   MILESTONES AND ROYALTY PAYMENTS .......................................   19
          Section 6.1.  MILESTONES. .................................................   19
                    (a)  PHASE I. ...................................................   19
                    (b)  PHASE III. .................................................   20
                    (c)  APPROVAL LETTER. ...........................................   20
                    (d)  MILESTONE FREQUENCY. .......................................   20
          Section 6.2.  ROYALTIES. ..................................................   20
                    (a)  NON-QSCD DISCOVERED COMPOUNDS. .............................   21
                    (b)  QSCD DISCOVERED COMPOUNDS. .................................   21
                    (c)  ROYALTY PAYMENTS AND TERM. .................................   21
                    (d)  ROYALTY ADJUSTMENTS. .......................................   21
          Section 6.3.  REMITTANCE. .................................................   21
                    (a)  FUNDS/EXCHANGE RATE. .......................................   21
                    (b)  INTEREST. ..................................................   22
          Section 6.4.  RECORDS. ....................................................   22
          Section 6.5.  INSPECTION. .................................................   22
                    (a)  AUDIT. .....................................................   22
                    (b)  DISPUTES. ..................................................   23
          Section 6.6.  TAXES. ......................................................   23

ARTICLE VII.   REGULATORY AND MARKETING OBLIGATIONS .................................   24
          Section 7.1.  PRODUCT DEVELOPMENT. ........................................   24
          Section 7.2.  MANUFACTURE OF PRODUCT. .....................................   24
          Section 7.3.  REGULATORY MATTERS. .........................................   24
          Section 7.4.  MARKETING AND SALE. .........................................   24
                    (a)  RESPONSIBILITY. ............................................   24

                                      -iii-

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                    (b)  MARKING. ...................................................   24
                    (c)  THIRD PARTY LICENSES. ......................................   25
          Section 7.5.  PERIODIC REVIEW. ............................................   25

ARTICLE VIII.   RIGHTS IN TECHNOLOGY, PATENTS AND KNOW HOW ..........................   25
          Section 8.1.  OWNERSHIP OF PROGRAM TECHNOLOGY. ............................   25
                    (a)  CELLTECH OWNED PROGRAM TECHNOLOGY. .........................   25
                    (b)  NEOGENESIS OWNED PROGRAM TECHNOLOGY. .......................   26
                    (c)  JOINTLY OWNED PROGRAM TECHNOLOGY. ..........................   26
          Section 8.2.  DISCLOSURE BY EMPLOYEES, AGENTS OR INDEPENDENT CONTRACTORS. .   27
          Section 8.3.  PATENT PROSECUTION AND RELATED ACTIVITIES. ..................   27
                    (a)  NEOGENESIS OWNED PROGRAM TECHNOLOGY. .......................   27
                    (b)  CELLTECH OWNED PROGRAM TECHNOLOGY. .........................   28
                    (c)  JOINTLY OWNED PROGRAM TECHNOLOGY. ..........................   28
                    (d)  COOPERATION. ...............................................   29
          Section 8.4.  THIRD PARTY INFRINGEMENT. ...................................   29
                    (a)  ENFORCEMENT. ...............................................   29
                    (b)  FAILURE TO ENFORCE. ........................................   29
                    (c)  DIVISION OF RECOVERIES. ....................................   30
                    (d)  COOPERATION. ...............................................   30
          Section 8.5.  INFRINGEMENT CLAIMS BY THIRD PARTIES. .......................   30
                    (a)  THIRD PARTY CLAIMS. ........................................   30
                    (b)  RESPONSE TO THIRD PARTY CLAIMS. ............................   31

ARTICLE IX.   CONFIDENTIALITY .......................................................   31
          Section 9.1.  CONFIDENTIALITY. ............................................   31
          Section 9.2.  OBLIGATIONS OF CONFIDENTIALITY. .............................   32
          Section 9.3.  LEGAL DISCLOSURE. ...........................................   32
          Section 9.4.  OWNERSHIP OF INFORMATION. ...................................   33
          Section 9.5.  EXPIRATION OR TERMINATION. ..................................   33
          Section 9.6.  PUBLICITY. ..................................................   33
          Section 9.7.  PUBLICATION. ................................................   34

ARTICLE X.   REPRESENTATIONS AND WARRANTIES .........................................   34
          Section 10.1.  NEOGENESIS REPRESENTATIONS AND WARRANTIES. .................   34
                    (a)  ORGANIZATION. ..............................................   34
                    (b)  AUTHORITY. .................................................   35
                    (c)  GOVERNMENTAL CONSENTS. .....................................   35
                    (d)  NO CONFLICT WITH OTHER AGREEMENTS. .........................   35
                    (e)  PATENT INFRINGEMENT. .......................................   36
                    (f)  DEBARRED. ..................................................   36
                    (g)  DISCLAIMER. ................................................   36

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          Section 10.2.  CELLTECH REPRESENTATIONS AND WARRANTIES. ...................   36
                    (a)  ORGANIZATION. ..............................................   36
                    (b)  AUTHORITY. .................................................   37
                    (c)  GOVERNMENTAL CONSENTS. .....................................   37
                    (d)  NO CONFLICT WITH OTHER AGREEMENTS. .........................   37
                    (e)  DISCLAIMER. ................................................   37

ARTICLE XI.   INDEMNIFICATION .......................................................   38
          Section 11.1.  LIMITATION OF LIABILITY. ...................................   38
          Section 11.2.  INFRINGEMENT INDEMNIFICATION. ..............................   38
                    (a)  NEOGENESIS. ................................................   38
                    (b)  CELLTECH. ..................................................   39
          Section 11.3.  OTHER CLAIMS. ..............................................   39
                    (a)  NEOGENESIS. ................................................   39
                    (b)  CELLTECH. ..................................................   40
          Section 11.4.  PROCEDURE. .................................................   40

ARTICLE XII.   TERM AND TERMINATION .................................................   40
          Section 12.1.  TERM. ......................................................   40
          Section 12.2.  TERMINATION. ...............................................   41
                    (a)  MATERIAL BREACH. ...........................................   41
                    (b)  BANKRUPTCY OR RECEIVERSHIP OF A PARTY. .....................   41
                    (c)  TERMINATION BY CELLTECH. ...................................   41
          Section 12.3.  EFFECT OF TERMINATION. .....................................   41
                    (a)  TERMINATION ACTIVITIES. ....................................   42
                    (b)  RETURN OF CONFIDENTIAL INFORMATION. ........................   42
                    (c)  RIGHTS UPON TERMINATION. ...................................   42
          (d)  No ReleaSE OF MATURED OBLIGATION. ....................................   43
                    SECTION 12.4  SURVIVAL. .........................................   43

ARTICLE XIII.   GENERAL PROVISIONS ..................................................   43
          Section 13.1.  ISSUE RESOLUTION. ..........................................   43
                    (a)  NOTIFICATION OF DISPUTE. ...................................   43
                    (b)  LIMITATIONS. ...............................................   44
                    (c)  ARBITRATION RULES. .........................................   44
                    (d)  APPLICABLE LAW. ............................................   45
                    (e)  RESTRICTIONS ON DAMAGES. ...................................   45
          Section 13.2.  GOVERNING LAW. .............................................   45
          Section 13.3.  AMENDMENT AND WAIVER. ......................................   46
          Section 13.4.  INDEPENDENT CONTRACTORS. ...................................   46
          Section 13.5.  ASSIGNMENT. ................................................   46
          Section 13.6.  SUCCESSORS AND ASSIGNS. ....................................   47
          Section 13.7.  NOTICES. ...................................................   47
          Section 13.8.  SEVERABILITY. ..............................................   47

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          Section 13.9.  CAPTIONS. ..................................................   47
          Section 13.10.  WORD MEANINGS. ............................................   47
          Section 13.11.  ENTIRE AGREEMENT. .........................................   48
          Section 13.12.  RULES OF CONSTRUCTION. ....................................   48
          Section 13.13.  COUNTERPARTS. .............................................   48
          Section 13.14.  FORCE MAJEURE. ............................................   48
          Section 13.15.  FURTHER ASSURANCES. .......................................   48

EXHIBIT A ...........................................................................  A-1

EXHIBIT B ...........................................................................  B-1
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                  RESEARCH, LICENSE AND COLLABORATION AGREEMENT

         This Research, License and Collaboration Agreement (the "Agreement") is entered into as of July 11, 2001 ("Effective Date") by and between Celltech R & D Limited whose registered office is situate at 208 Bath Road, Slough, Berkshire SL1 3WE, England ("Celltech") and NeoGenesis Drug Discovery, Inc., having an address of 840 Memorial Drive, Cambridge, MA 02139, USA ("NeoGenesis"). Each of Celltech and NeoGenesis may individually be referred to as a "Party" and collectively as "Parties".

         WHEREAS, Celltech is a biopharmaceutical company with an ongoing interest in research, development and commercialization of pharmaceutical products for treatment of certain human diseases and wishes to identify compounds that exhibit a high affinity and functional activity to protein targets for the development, manufacture and commercialization of pharmaceutical products;

         WHEREAS, NeoGenesis is a chemical genomics based drug discovery company and has certain technology and know-how, including screening processes of libraries of mass-encoded small molecule compounds built around an expanding set of diverse cores, relating to the identification, discovery, validation and optimization of chemical compounds that exhibit a high affinity to protein targets useful for development of pharmaceutical products;

         WHEREAS, Celltech has certain technology and know-how relating to the identification of protein targets implicated in disease;

         WHEREAS, Celltech and NeoGenesis desire to jointly collaborate in research to identify compounds from NeoGenesis' libraries that exhibit high affinity and functional activity to specific protein targets provided by Celltech;

         NOW THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, Celltech and NeoGenesis agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         Capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning set forth below.

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         SECTION 1.1. AAA shall have the meaning set forth in Section 13.1 (c)
hereof.

         SECTION 1.2. AFFILIATE shall mean with respect to either Party, any Person that, directly or indirectly, is controlled by, controls or is under common control with such Party. For purposes of this definition, control means, with respect to any Person, the direct or indirect ownership of more than fifty percent (50%) of the voting or income interest in such Person or the possession otherwise, directly or indirectly, of the power to direct the management or policies of such Person.

         SECTION 1.3. AGREEMENT shall mean this Research, License and Collaboration Agreement and any Exhibits or Schedules appended hereto, as the same may be amended from time to time by the Parties in accordance with Section
3.2 or Section 13.3, as applicable.

         SECTION 1.4. ALIS shall mean the Automated Ligand Identification System, an automated, ultra-high throughput ligand selection system proprietary to NeoGenesis that is used to identify multiple classes of chemical compounds against target proteins.

         SECTION 1.5. APPLICABLE LAWS shall mean all laws, statutes, regulations and ordinances of any Regulatory Authority, including without limitation the FD&C Act.

         SECTION 1.6. APPROVAL LETTER shall have the meaning set forth in
Section 6.1(c) hereof.

         SECTION 1.7. APPROVED TARGET(S) shall mean any Target that NeoGenesis has approved for entry into the Research Collaboration based on the Target Guidelines.

         SECTION 1.8. APPROVED TARGET EXCLUSIVITY PERIOD shall mean the period of time during which NeoGenesis will not approve or screen an Approved Target for a Third Party. For a Public Target and homologs thereof that are [*] homologus at the peptide level such exclusivity period shall begin upon NeoGenesis' approval of such Target as set forth in Exhibit A, paragraph 1(a) or paragraph 1(b) of the Research Collaboration Plan and end [*] thereafter. For a Proprietary Target, such exclusivity period shall begin upon NeoGenesis' approval of such Approved Target as set forth in Exhibit A, paragraph 1(a) or paragraph 1(b) of the Research Collaboration Plan and end as follows: (i) where a patent(s) has issued to Celltech or an Affiliate, in any Major Country in the Territory claiming such target, the exclusivity period

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shall end when the last of the patent(s) expires, lapses, or is held invalid or unenforceable by a final decision, which is unappealed or unappealable, of a court of competent jurisdiction or of an administrative agency having authority over patents; and (ii) where a patent application has been filed and such patent application has not been the subject of a rejection notice from which an appeal cannot be taken or in respect of which the applicable period of appeal has not expired, the exclusivity period shall end on the later of: (A) the date that is [*] after the priority date of such patent application (measured from the original filing date) or (B) the date that is [*] after NeoGenesis' receipt of such Approved Target from Celltech. Where a patent issues from a patent application as described in (ii) above, such patent shall be covered under (i) as set forth above.

         SECTION 1.9. CELLTECH INDEMNIFIED PARTY shall have the meaning set forth in Section 11.1 (a) hereof.

         SECTION 1.10. CELLTECH TECHNOLOGY shall mean any and all Patents and Know-How that are owned or Controlled by Celltech necessary for the performance of this Agreement, as determined by Celltech. The term Celltech Technology, however, does not include the NeoGenesis Technology or any Know-How, after such time as it becomes generally available to the public.

         SECTION 1.11. CELLTECH DERIVATIVES shall mean those derivatives of Designated Compounds that are developed through optimizations performed by Celltech and that have a Kd [*] and are functionally active against the relevant Approved Target, functional activity being deemed if IC(50) is [*]. Derivatives shall include, but not be limited to analogs, isomers, chemical homologs and salts thereof.

         SECTION 1.12. CIP shall mean "Carriage and Insurance Paid", as that expression is defined in INCOTERMS 2000, ICC Publishing S.A.

         SECTION 1.13. COMMERCIALIZATION shall mean any and all activities of using, importing, exporting, marketing, promoting, distributing, offering for sale and selling a Licensed Product. When used as a verb, "COMMERCIALIZE" means to engage in Commercialization.

         SECTION 1.14. COMMERCIALLY REASONABLE EFFORTS shall mean, with respect to (i) any objective by any Party, reasonable, diligent, good faith efforts to accomplish such objective as such Party would normally use to accomplish a similar objective under similar circumstances; and (ii) with respect to any objective relating to the development or Commercialization of any Licensed Product by any Party efforts and resources normally used by

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such Party with respect to a product owned by such Party or to which such Party has similar rights which is of similar market potential at a similar stage in the development or life of such product, taking into account issues of safety, efficacy, product profile, the competitiveness of the marketplace, the proprietary position of the product, the regulatory structure involved, profitability of the product and other relevant commercial factors.

         SECTION 1.15. CONFIDENTIAL INFORMATION shall have the meaning set forth in Section 9. l.

         SECTION 1.16. CONTROL OR CONTROLLED shall mean with respect to any (a) item of information or (b) intellectual property right, including, without limitation, Celltech Technology and NeoGenesis Technology, the possession (whether by ownership or license, other than pursuant to this Agreement) by a Party or an Affiliate thereof of the ability to grant to the other Party access or a license under such item or right without violating the terms of any agreement or other arrangements, between such Party or its Affiliate and any Third Party, existing before or after the Effective Date.

         SECTION 1.17. DESIGNATED COMPOUND shall mean any (a) Preliminary Compound(s), Primary Active Compound, QSCD Preliminary Compound(s), QSCD Primary Active Compound(s) designated by Celltech pursuant to paragraph 4(a) of the Research Collaboration Plan and (b) NeoGenesis Derivatives of such compounds designated from Primary Active Compounds and QSCD Primary Active Compounds but not designated from Preliminary Compounds or QSCD Preliminary Compounds provided, that such NeoGenesis Derivatives have a Kd [*] and are functionally active against the relevant Approved Target, functional activity being deemed if IC(50) is [*].

         SECTION 1.18. DISCLOSING PARTY shall have the meaning set forth in
Section 9.1.

         SECTION 1.19. EFFECTIVE DATE shall mean the date first written above.

         SECTION 1.20. FDA shall mean the United States Food and Drug Administration or any successor entity thereto.

         SECTION 1.21. FD&C ACT shall mean the United States Federal Food, Drug and Cosmetic Act of 1938, as amended.

         SECTION 1.22. FIRST COMMERCIAL SALE shall mean the first transfer for value in an arms-length transaction to an independent Third Party

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distributor, agent or end user after obtaining all necessary Regulatory
Approvals as may be necessary for such transfer of Licensed Product(s).

         SECTION 1.23. FOB means "Free On Board", as that expression is defined in INCOTERMS 2000, ICC Publishing S.A.

         SECTION 1.24. FORCE MAJEURE shall mean any event beyond the control of the Parties, including, without limitation, failures of computers, computer-related equipment, hardware or software, fire, flood, riots, strikes, epidemics, war (declared or undeclared and including the continuance, expansion or new outbreak of any war or conflict now in existence), embargoes and governmental actions or decrees.

         SECTION 1.25. FTE shall mean the per annum rate of a full time, (including reasonable and customary vacations, sick days and holidays), work of a NeoGenesis employee who is adequately trained to perform screening and optimization and who performs screening and optimization activities pursuant to this Agreement.

         SECTION 1.26. GOOD CLINICAL PRACTICE shall mean the then current standards for clinical trials for pharmaceuticals, as set forth in the FD&C Act and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good clinical practice as are required by the European Union and other Regulatory Authorities in countries in which the Licensed Product is intended to be sold, to the extent such standards are not in contravention with United States Good Clinical Practices.

         SECTION 1.27. GOOD LABORATORY PRACTICE shall mean the then current standards for laboratory activities for pharmaceuticals, as set forth in the FD&C Act and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good laboratory practice as are required by the European Union and other Regulatory Authorities in countries in which the Product is intended to be sold, to the extent such standards are not in contravention with United States Good Laboratory Practices.

         SECTION 1.28. GOOD MANUFACTURING PRACTICE shall mean the current standards for the manufacture of pharmaceuticals, as set forth in the FD&C Act and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good manufacturing practice as are required by the European Union and other Regulatory Authorities in countries in which the Product is intended to be sold, to the extent such

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standards are not in contravention with United States Good Manufacturing
Practices.

         SECTION 1.29. INDEMNIFIED PARTY(IES) shall mean a Celltech Indemnified Party or NeoGenesis Indemnified Party, as the case may be.

         SECTION 1.30. INDEMNIFYING PARTY shall have the meaning set forth in
Section 11.3.

         SECTION 1.31. KNOW-HOW shall mean, to the extent not publicly known, any information and materials relating to, or discoveries made (whether in electronic, magnetic, graphic or written form), including, without limitation, regulatory approvals, processes, techniques, formulas, data, database information, methods, equipment designs, know-how, show-how and trade secrets, discoveries, practices, knowledge, ideas, skill, experience, inventions, technology, manufacturing procedures, test procedures, purification and isolation techniques, instructions, technical and scientific data, pre-clinical and clinical data, test data and other intellectual property, whether or not patentable, tangible or intangible. Know-How does not include Patents.

         SECTION 1.32. LICENSED PRODUCT(S) shall mean any product (a) whose pharmaceutical composition contains any formulation or dosage of a Designated Compound or any Celltech Derivatives or improvements thereof as a pharmaceutically active ingredient and (b) the development, manufacture, use, or sale of which, absent the rights assigned and licenses granted to Celltech under this Agreement, would infringe the NeoGenesis Technology or which makes use of any Patents comprised in Program Technology with respect to which NeoGenesis is an inventor.

         SECTION 1.33. LOCK UP PERIOD shall mean the period of time ending eighteen (18) months from the Effective Date.

         SECTION 1.34. MAJOR COUNTRY shall mean any or all of the United States, the United Kingdom, France, Germany, and Japan, as the case may be.

         SECTION 1.35. MANUFACTURING shall mean any and all activities involved in the production of a Licensed Product to be developed and/or Commercialized under this Agreement. When used as a verb, Manufacture means to engage in Manufacturing.

         SECTION 1.36. MASK shall mean the process whereby NeoGenesis shall take all necessary steps to prevent a Preliminary Compound or Primary

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Active Compound from being identified or revealed as a ligand against any Third
Party targets during the Preliminary Compound Exclusivity Period or Primary Active Compound Exclusivity Period, as the case may be.

         SECTION 1.37. NDA shall mean a new drug application as defined in the FD&C Act and applicable regulations thereunder.

         SECTION 1.38. NEOGENESIS INDEMNIFIED PARTY(IES) shall have the meaning set forth in Section 11.1 (b)

         SECTION 1.39. NEOGENESIS TARGET shall mean a target that is the subject of an ongoing research project for NeoGenesis at the time NeoGenesis is requested by Celltech to determine whether it can accept a Target for entry into the Research Collaboration by reference to the Target Guidelines.

         SECTION 1.40. NEOGENESIS TECHNOLOGY shall mean any and all Patents and Know-How that are owned or Controlled by NeoGenesis necessary for the performance of this Agreement. The term NeoGenesis Technology, however, does not include any Celltech Technology or any Know-How, after such time as such Know-How becomes generally available to the public.

         SECTION 1.41. NEOGENESIS DERIVATIVES shall mean those derivatives of Designated Compounds that are developed through optimizations performed by NeoGenesis and that have a Kd [*] and are functionally active against the relevant Approved Target, functional activity being deemed if IC50 is [*]. Derivatives shall include, but not be limited to analogs, isomers, chemical homologs and salts thereof.

         SECTION 1.42. NEOMORPH CHEMISTRY shall mean the process, proprietary to NeoGenesis, of forming libraries and sub-libraries of discrete compounds by coupling a broad set of diverse cores with diverse sets of building blocks employing proprietary mass-coding algorithms.

         SECTION 1.43. NEOMORPH FOCUSED LIBRARIES shall mean those compounds synthesized by NeoGenesis during the optimization of either the Preliminary Compounds identified from the NeoMorph Screening Library or further optimization of compounds identified in any rounds of optimization.

         SECTION 1.44. NEOMORPH SCREENING LIBRARY shall mean the constantly expanding collection of libraries consisting of mass-encoded small molecule organic compounds owned by NeoGenesis and developed with

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                                       7
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NeoMorph Chemistry, currently comprising about 10,000,000 unique compounds.

         SECTION 1.45. NET SALES means the aggregate amounts invoiced for the first sale or transfer for value of Licensed Products by Celltech, its Affiliates or any of its sublicensees to an independent non-sublicensee Third Party distributor, agent or end user in the Territory (other than sales of Licensed Products at cost by Celltech, its Affiliates or sublicensees to a non-sublicensee Third Party for use in a clinical study prior to Regulatory Approval of such Licensed Product in a Major Country) less the following deductions: (a) credits, refunds, allowances and price adjustments separately and actually credited to such customers for defective, spoiled, damaged, outdated, and returned Licensed Products, (b) offered and taken trade and cash discounts and rebates in amounts customary to the trade and as required to do business in the country in which they are made, (c) sales, excise, value added, turnover, use, and other like taxes, and customs duties, paid, absorbed or allowed excluding net income tax, and (d) special outbound packing, transportation, insurance and handling charges separately billed to Celltech, its Affiliates or sublicensees or prepaid. Net Sales shall not include revenue received by Celltech, its Affiliates or sublicensees from transactions with an Affiliate or sublicensee, where the Licensed Product in question will be resold to an independent non-sublicensee Third Party distributor, agent or end user by the Affiliate or sublicensee PROVIDED such revenue received by the Affiliate or sublicensee from such resale is included in Net Sales. Net Sales received by Celltech (or any of its Affiliates) from transactions with an Affiliate, where the Licensed Product in question is used by the Affiliate solely for such Affiliate's internal purposes shall not be included in Net Sales. In the event that a Licensed Product is sold as part of a kit or combination product, Net Sales from the kit or combination product for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales (as defined above) of the combination product by the fraction, A/(A+B) where A is the average sale price of the Licensed Product when sold separately in finished form and B is the average sale price of the other product(s) sold separately in finished form, so that A+B is the average sale price of the product(s) together. In the event that such average sale price cannot be determined for both the Licensed Product and such other product(s) in combination, Net Sales shall be determined by good faith negotiation between the parties, and that failing, by arbitration in accordance with Section 13.

         SECTION 1.46. PATENTS shall mean (i) any foreign or domestic patent applications and patents, and all patents and patent applications based on, or claiming or corresponding to the priority date(s), of any of the foregoing; (ii)

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any reissues, extensions (or other governmental actions that provide exclusive rights to the patent holder in the patented subject matter beyond the original patent expiration date), substitutions, confirmations, registrations, revalidations, re-examinations, additions, continuations, continued prosecutions, continuations-in-part, or divisions of or to any of the foregoing; and (iii) any supplementary protection certificates.

         SECTION 1.47. PERSON shall mean any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, limited liability partnership, unincorporated organization, government (or any agency or political subdivision thereof) or other legal entity or organization.

         SECTION 1.48. PHASE I CLINICAL TRIALS shall have the meaning set forth in Section 6.1(a).

         SECTION 1.49. PHASE III CLINICAL TRIALS shall have the meaning set forth in Section 6.1(b).

         SECTION 1.50. PRELIMINARY COMPOUND shall mean any NeoGenesis compound identified from the NeoMorph Screening Library which binds an Approved Target with a minimum affinity set by the Steering Committee on an Approved Target by Approved Target basis.

         SECTION 1.51. PRELIMINARY COMPOUND EXCLUSIVITY PERIOD shall mean the period of time from the identification of a Preliminary Compound until Celltech abandons the Preliminary Compound. Abandonment shall occur on a specific Preliminary Compound upon the first to occur of the following: (i) express abandonment in writing by Celltech, (ii) lack of functional biological activity in a cell-based assay as set forth in paragraph 3(b) of the research Collaboration Plan or (iii) failure of Celltech to determine activity, as set forth in paragraph 3(b) of the Research Collaboration Plan, within [*] of receipt by Celltech of such Preliminary Compound.

         SECTION 1.52. PRIMARY ACTIVE COMPOUND shall mean any Preliminary Compound which demonstrates an activity in a cell-based functional assay as set forth in paragraph 3(b) of the research Collaboration Plan.

         SECTION 1.53. PRIMARY ACTIVE COMPOUND EXCLUSIVITY PERIOD shall mean the period of time from the identification of a Primary Active Compound until Celltech abandons the Primary Active Compound. Abandonment shall occur on a specific Primary Active Compound upon the

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                                       9
first to occur of the following: (i) express abandonment in writing by Celltech, or (ii) failure of Celltech to designate such Primary Active Compound as a Designated Compound within the applicable time period specified in paragraph 4(a) of the Research Collaboration Plan.

         SECTION 1.54. PROGRAM TECHNOLOGY shall mean individually and collectively all Patents, Know-How, discoveries, inventions, techniques, methodologies, modifications, improvements, works of authorship, designs and data (whether or not protectable under patent, copyright, trade secrecy or similar laws) that are conceived, created, discovered, developed, or reduced to practice or tangible medium of expression during the Research Term in the course of the Research Collaboration Plan, including without limitation, all Preliminary Compound(s), NeoMorph Focused Libraries, Primary Active Compound(s), QSCD Preliminary Compound(s), QSCD Primary Active Compound(s) and Designated Compound(s), (a) solely by one or more employees or consultants of NeoGenesis;
(b) jointly by one or more employees or consultants of NeoGenesis and one or more employees or consultants of Celltech, or (c) solely by one or more employees or consultants of Celltech.

         SECTION 1.55. PROPRIETARY TARGET shall mean a Target for which (a) a patent has issued to and is Controlled by Celltech or an Affiliate, in any Major Country in the Territory claiming such target and such patent has not expired, lapsed, or been held invalid or unenforceable by a final decision, which is unappealed or unappealable, of a court of competent jurisdiction or of an administrative agency having authority over patents; or (b) a patent application has been filed and is Controlled by Celltech or an affiliate and such patent application has not been the subject of a rejection notice from which an appeal cannot be taken or in respect of which the applicable period for appeal has not expired.

         SECTION 1.56. PUBLIC TARGET shall mean any target that is not a Proprietary Target.

         SECTION 1.57. QSCD shall mean Quantisized Surface Complementary Diversity, a technology proprietary to NeoGenesis, in terms of which discrete chemical complements to the surfaces of Approved Targets may be defined.

         SECTION 1.58. QSCD PRELIMINARY COMPOUNDS shall have the meaning set forth in Exhibit A, paragraph 3(e).

         SECTION 1.59. QSCD PRIMARY ACTIVE COMPOUNDS shall have the meaning set forth in Exhibit A, paragraph 3(e).

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         SECTION 1.60. QUARTER shall mean a three (3) month period ending March
31, June 30, September 30 and December 31.

         SECTION 1.61. R&D PROGRAM means on a Designated Compound-by-Designated Compound and country-by-country basis the activities necessary or desirable to be undertaken in connection with the research and development of such Designated Compound prior to obtaining Regulatory Approval for a Licensed Product in such country (regardless of the country in which such activities are conducted).

         SECTION 1.62. RECEIVING PARTY shall have the meaning set forth in
Section 9.1.

         SECTION 1.63. REGULATORY APPROVALS shall mean, for any country in the Territory, those authorizations by the appropriate Regulatory Authority(ies) required for the manufacture, importation, marketing, promotion, pricing and sale of the Licensed Product(s) in such country.

         SECTION 1.64. REGULATORY AUTHORITY shall mean any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity in the Territory, including, without limitation, the FDA.

         SECTION 1.65. RESEARCH COLLABORATION means the joint effort between Celltech and NeoGenesis to identify compounds from NeoGenesis' libraries that exhibit high affinity and functional activity to specific Targets.

         SECTION 1.66. RESEARCH COLLABORATION PLAN shall mean the screening program for each Approved Target described on Exhibit A as the same may be amended during the Research Term by the Steering Committee (as defined below). The goals of the Plan will be directed toward the discovery and development of Preliminary Compounds, QSCD Preliminary Compounds, Primary Active Compounds, QSCD Primary Active Compounds and Designated Compounds for the Approved Targets.

         SECTION 1.67. RESEARCH TERM shall have the meaning set forth in Section
3.2 hereof.

         SECTION 1.68. STEERING COMMITTEE shall have the meaning set forth in
Section 4.1.

         SECTION 1.69. STOCK PURCHASE AGREEMENT shall mean the Subscription Agreement between Celltech and NeoGenesis signed

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                                       11
contemporaneously with this Agreement pursuant to which Celltech is purchasing NeoGenesis Series E Preferred Stock.

         SECTION 1.70. TARGET shall mean a specific polypeptide sequence or protein selected by Celltech to enter the Research Collaboration.

         SECTION 1.71. TARGET GUIDELINES shall mean the following parameters pursuant to which NeoGenesis shall be able to reject a Target from entering the Research Collaboration: the Target is [*] at the peptide level with (1) a target that is subject to an exclusivity period in an ongoing agreement between NeoGenesis and a Third Party at the time Celltech requests inclusion of the Target in the Research Collaboration or (2) the Target is a NeoGenesis Target.

         SECTION 1.72. TERM shall have the meaning set forth in Section 12.1 hereof.

         SECTION 1.73. TERRITORY shall mean all the countries of the world.

         SECTION 1.74. THIRD PARTY (THIRD PARTIES) shall mean any person other than NeoGenesis and its Affiliates and Celltech and its Affiliates.

         SECTION 1.75. THIRD PARTY CLAIM shall have the meaning set forth in
Section 8.5.

                                   ARTICLE II.
                         GRANT, RIGHTS AND RESTRICTIONS

         SECTION 2.1. GRANT OF RESEARCH LICENSE. Subject to the terms and conditions of this Agreement, Celltech hereby grants to NeoGenesis and NeoGenesis hereby accepts, a nonexclusive, nonsublicenseable; nontransferable, non-assignable, royalty-free license to Celltech Technology solely for purposes of performing NeoGenesis' obligations to Celltech under the Research Collaboration Plan during the Research Term. NeoGenesis shall not use Celltech Technology for any other purpose. NeoGenesis shall not (i) grant, or attempt to grant, a sub-license to Celltech Technology to any Person, (ii) perform any tests on any Approved Target(s) other than as part of the Research Collaboration Plan, or (iii) modify the Approved Targets supplied by Celltech, including, without limitation, the making of any derivatives, analogs or components thereof. In the event that NeoGenesis does not consume all of the Approved Target(s) supplied by Celltech in performance of the Research Collaboration Plan, NeoGenesis shall, upon Celltech's request, promptly return to Celltech any remaining quantities of such Approved Target(s).

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         SECTION 2.2. NEOGENESIS GRANT OF LICENSE. Subject to the terms and conditions of this Agreement, including the payment of all applicable fees, NeoGenesis hereby grants to Celltech, and its Affiliates:

         (a) an exclusive, worldwide, right and license, within the Territory to NeoGenesis Technology and NeoGenesis' interest in any Program Technology, as embodied in or related to any Preliminary Compound(s), Primary Active Compound(s), QSCD Preliminary Compound(s), QSCD Primary Active Compound(s) and Designated Compounds solely for the purpose of conducting Celltech's activities under the Research Collaboration, to research, develop, make, have made, use and import Preliminary Compound(s), Primary Active Compound(s), QSCD Preliminary Compound(s), QSCD Primary Active Compound(s) and Designated Compounds to develop Licensed Product(s); and

         (b) an exclusive, worldwide, right and license, within the Territory, to the NeoGenesis Technology and NeoGenesis' interest in any Program Technology, as embodied in or related to any Designated Compounds, necessary to make, have made, develop, have developed, use, distribute for sale, promote, market, offer for sale, sell, have sold, import and export Licensed Product(s).

         (c) Celltech and its Affiliates may grant sublicenses of its rights under this Section 2.2; provided that Celltech obtains each sublicensee's written agreement to be subject to similar obligations as is Celltech and its Affiliates under Sections 2.3, 6.4-6.6, 7.4(b) and all of Article IX of this Agreement (or substantially identical provisions).

         SECTION 2.3. RETAINED RIGHTS. This Agreement does not convey to NeoGenesis any ownership rights in any Celltech Technology by implication, estoppel or otherwise except for the rights expressly granted in Section 2.1 and
Section 8.1. This Agreement does not convey to Celltech any ownership rights in any NeoGenesis Technology by implication, estoppel or otherwise except for the rights expressly granted in Section 2.2 and Section 8.1.

                                  ARTICLE III.
                           RESEARCH COLLABORATION PLAN

         SECTION 3.1. DILIGENCE. The Parties hereto agree to use Commercially Reasonable Efforts to conduct the Research Collaboration under this Agreement during the Research Term.

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         SECTION 3.2. RESEARCH COLLABORATION. The Research Collaboration shall be carried out in accordance with the Research Collaboration Plan, as detailed in Exhibit A, as may be amended from time to time by the Steering Committee during the Research Term. The Research Term shall begin on the Effective Date and end December 31, 2005, unless earlier terminated pursuant to Article XII ("Research Term"). The Research Term may be amended by the Parties consistent with the terms of the Agreement.

         SECTION 3.3. NUMBER OF TARGETS. NeoGenesis shall fulfill its obligations under the Research Collaboration Plan for a minimum of [*] Approved Targets during the Research Term. The following schedule may be utilized by the Steering Committee as a general guideline for the number of Approved Targets to be completed per year under the Research Collaboration Plan. Any Approved Targets not completed in a given year shall carryover to any of the following years until [*] Approved Targets have completed pursuant to the Research Collaboration Plan.

                                 TARGET SCHEDULE

  YEAR                                                APPROVED TARGETS
  ----                                                -----------------
  2001                                                [*]
  2002                                                [*]
  2003                                                [*]
  2004                                                [*]
  2005                                                [*]
                                                      ---
  TOTAL                                               [*]
                                                      ===

                                   ARTICLE IV.
                               STEERING COMMITTEE

         SECTION 4.1. STEERING COMMITTEE. The Steering Committee shall consist of six members, three members to be appointed by each of NeoGenesis and Celltech ("Steering Committee"). Each Party may, with written notice to the other, substitute any of its members serving on the Steering Committee. The initial Celltech members shall be Melanie Lee, Mark J. Litton and John Montana and the initial NeoGenesis members shall be Satish Jindal, Huw Nash and Arshad Siddiqui.

         (a) STEERING COMMITTEE ACTIVITIES. The Steering Committee shall be responsible for the management and conduct of the Research Collaboration Plan during the Research Term and shall in particular: (i) consider, review and amend the Research Collaboration Plan from time to time in such manner as may be appropriate; (ii) monitor progress of the Research Collaboration Plan; (iii) report regularly to the management of both

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                                       14
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Parties upon the progress of the Research Collaboration Plan; and (iv) be the initial medium for transfer of information between the Parties. All oversight activities and governance rights of the Steering Committee shall terminate, on a compound by compound basis, on a compound has been designated as a Designated Compound. Upon conclusion of the Research Term, the Steering Committee shall only perform the functions set forth in Article VIII hereof, or as otherwise agreed by the Parties in writing.

         (b) STEERING COMMITTEE MEETINGS. The Steering Committee shall hold meetings as mutually agreed by the Parties (but in no event less than Quarterly during the Research Term) to review the Research Collaboration Plan. The first meeting of the Steering Committee shall be held within forty-five (45) days of the Effective Date and shall be held in Cambridge, MA. Thereafter, meetings may be held by telephone or video conference if requested by either Party in writing to the other, PROVIDED that the Steering Committee shall meet in person at least once per annum during the Research Term. Minutes of all meetings setting forth decisions of the Steering Committee relative to the Research Collaboration Plan shall be prepared by the host Party and circulated to both Parties within fifteen (15) days after each meeting. The minutes shall not become official until approved by both Parties (the Parties shall use Commercially Reasonable Efforts to give approval within thirty (30) days of receipt of such minutes).

         (c) STEERING COMMITTEE GOVERNANCE. The quorum for Steering Committee meetings shall be four (4) members, provided that at least two (2) members from each of NeoGenesis and Celltech are present. Each member of the Steering Committee will have one vote and all decisions of the Steering Committee will be by unanimous agreement. In the event that unanimity is not reached Celltech shall have the final say on all issues relating to (i) the Research Collaboration Plan as set forth in Exhibit A, (provided, that in the event and to the extent that any disagreement concerns whether or not the budgeted FTE funding for a particular period has been exhausted in accordance with the provisions of this Agreement (including Exhibit B), such matter shall be resolved in accordance with the procedure specified immediately below) and (ii) the timing for filing and the contents of any patent applications that contain or are based on any Celltech data or information. Any other disagreements at the Steering Committee shall be resolved via good-faith discussions; PROVIDED, that in the event of a disagreement that cannot be resolved within thirty (30) days after the date on which the disagreement arose, the matter shall be referred to designees selected by the Chief Executive Officer of each of Celltech and NeoGenesis for resolution; PROVIDED, that such designees shall not be members of the Steering Committee. Thereafter, if any such disagreement is not resolved

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                                       15
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within sixty (60) days, the matter shall be resolved using the procedure specified in Section 13. l, where applicable.

                                   ARTICLE V.
                                RESEARCH FUNDING

         SECTION 5.1.  RESEARCH COLLABORATION FUNDING.

         (a) STOCK PURCHASE. As partial consideration for the Research Collaboration activities under this Agreement, Celltech shall, contemporaneously with this Agreement, execute a Stock Purchase Agreement with NeoGenesis for the purchase of Ten Million US Dollars ($10,000,000.00) of NeoGenesis Series E Convertible Preferred Stock at a price of Five and 97/100's US Dollars per share.

         (b) FTE FUNDING. As additional consideration for the activities undertaken pursuant to this Agreement and subject to NeoGenesis' performance of its obligations hereunder and under the Research Collaboration Plan, Celltech shall fund FTEs at the rate of [*] per FTE per annum during the Research Term according to the FTE schedule set forth below.

                                  FTE SCHEDULE

                                                                                    QUARTERLY
         PERIOD                MINIMUM FTES                TOTAL PAYMENT            PAYMENTS
         ------                ------------                -------------            --------
  Last 1/2 of 2001                  [*]                              [*]                 [*]
  2002                              [*]                              [*]                 [*]
  2003                              [*]                              [*]                 [*]
  2004                              [*]                              [*]                 [*]
  2005                              [*]                              [*]                 [*]
  TOTAL                             [*]                  $10,750,000.00
                                                         --------------

         (c) QUARTERLY PAYMENTS. Invoicing and payment for FTEs shall be as set forth on Exhibit B hereto.

                                   ARTICLE VI.
                         MILESTONES AND ROYALTY PAYMENTS

         SECTION 6.1. MILESTONES. In further consideration of the rights granted by NeoGenesis to Celltech hereunder, Celltech shall pay NeoGenesis each of the following milestone payments in respect of Licensed Product as specified in this
Section 6.1.

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         (a) PHASE I. Within thirty (30) days following the date on which
Celltech first administers any Licensed Product to a human subject in a Phase I Clinical Trial, Celltech shall pay NeoGenesis [*]. "Phase I Clinical Trial" shall mean any clinical study in any Major Country which provides for the initial trials of a Licensed Product for the primary purpose of making a preliminary determination of safety of the Licensed Product for its intended use in healthy individuals or patients to support its continued testing in similar clinical trials prescribed by the relevant Regulatory Authority.

         (b) PHASE III. Within thirty (30) days following the date on which Celltech first administers any Licensed Product to a human subject in a Phase III Clinical Trial on a Licensed Product, Celltech shall pay NeoGenesis [*]. "Phase III Clinical Trial" shall mean any clinical study in any Major Country of a Licensed Product, the primary purpose of which is evaluating statistical significance of the safety and efficacy of the Licensed Product in patients with the disease target being studied as required by the relevant Regulatory Authority to evaluate the overall benefit-risk relationship of the drug and to provide an adequate basis for physician labeling.

         (c) APPROVAL LETTER. Within thirty (30) days following the date on which Celltech receives an Approval Letter covering a Licensed Product, Celltech shall pay NeoGenesis [*]. "Approval Letter" shall mean a written communication to Celltech from the FDA approving an NDA on a Licensed Product.

         (d) MILESTONE FREQUENCY. Milestones identified in Section 6.1(a)-(c) shall be due once for each Licensed Product meeting such milestone, but shall not include improvements or derivatives thereof or new indications for the same Licensed Product. On the date any one milestone with respect to any Licensed Product is achieved, all lower numbered unachieved milestones shall be deemed to have been achieved with respect to that Licensed Product; PROVIDED that with respect to the milestone specified in Section 6.1(a), no payment of such milestone amount shall be due upon the achievement of the milestone specified in
Section 6.1 (b) if Phase I Clinical Trials are not required but such milestone shall be paid upon the achievement of the milestone specified in Section 6.1(c).

         SECTION 6.2. ROYALTIES. In further consideration of the rights granted by NeoGenesis to Celltech hereunder, Celltech shall pay NeoGenesis the following royalties on a per annum basis commencing with the First Commercial Sale of Licensed Product(s) by Celltech, its Affiliates or sublicensees in the
Territory:

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                                       17
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         (a) NON-QSCD DISCOVERED COMPOUNDS. On all Licensed Products which were not discovered using QSCD, Celltech shall pay royalties of [*] of Net Sales of Licensed Product [*] per annum and [*] of Net Sales of Licensed Product [*] per annum;

         (b) QSCD DISCOVERED COMPOUNDS. On all Licensed Products which were discovered using QSCD, as verified in writing by the Steering Committee prior to the performance of such QSCD, Celltech shall pay royalties of [*] of Net Sales of License Product [*] per annum and [*] of Net Sales of Licensed Product [*] per annum.

         (c) ROYALTY PAYMENTS AND TERM. Celltech shall pay to NeoGenesis the above royalties no later than sixty (60) days following each Quarter commencing with the First Commercial Sale of Licensed Product by Celltech, its Affiliates or sublicensees in the Territory. Celltech shall make the royalty payments with respect to each Licensed Product sold by Celltech, its Affiliates and sublicensees on a country by country basis until the later of (1) expiration or revocation or rejection or complete abandonment of the last to expire or to be revoked or to be abandoned of any issued NeoGenesis patent right covering such Licensed Product in the country in which the Licensed Product is manufactured or sold or the issuance of a final decision, which is unappealed or unappealable, of a court of competent jurisdiction or of an administrative agency having authority over patents, that all patents covering such Licensed Product are invalid, unpatentable or unenforceable, or (2) if no NeoGenesis patent right exists in the relevant country covering the manufacture, use or sale of the Licensed Product, until ten (10) years from the First Commercial Sale of such Licensed Product in the relevant country. Upon expiration of such period, Celltech's license under Section 2.2 shall be deemed to be fully paid and Celltech shall be able to continue Commercialization of the relevant Licensed Product in the relevant country(ies) without any further liability to NeoGenesis.

         (d) ROYALTY ADJUSTMENTS. The royalty rates set forth in this Section
6.2 are subject to reduction pursuant to Section 8.5(b)(iv), hereof.

         SECTION 6.3.  REMITTANCE.

         (a) FUNDS/EXCHANGE RATE. All royalties and milestone payments required under Section 6 shall be payable in full in the United States in United States Dollars, regardless of the countries in which sales were made. For the purpose of computing Net Sales for which a currency other than United States Dollars is received, such currency shall be converted into United States Dollars at the exchange rate for buying United States Dollars

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in effect on the close of business on the last business day of the Quarter by
Chase Bank, New York, New York.

         (b) INTEREST. In the event that any undisputed payment due NeoGenesis under this Agreement is not made when due, NeoGenesis may collect interest calculated at an annual rate equal to one percent (1%) above the prime interest rate as published on the close of business by Chase Bank, New York, New York on the due date. Such payment when made shall be accompanied by all interest so accrued.

         SECTION 6.4. RECORDS. Beginning after the First Commercial Sale of Licensed Product, on a Licensed Product by Licensed Product basis, Celltech, its Affiliates and sublicenses shall keep and maintain for a period of at least two
(2) years from the date of each payment of royalties, records (prepared in accordance with United States Generally Accepted Accounting Principles, consistently applied) sufficient to determine the amounts of Net Sales and payments due under Section 6.2. Within sixty (60) days following each Quarter in which payments are due under Section 6.2, Celltech shall provide NeoGenesis with a report including at least: (a) the quantities of Licensed Products that Celltech, its Affiliate(s) and sublicensee(s) sold during the preceding quarter in each country in which Licensed Products were sold; (b) the monetary amount, in the national currency of such country, of such sales; (c) actual Net Sales, by country; (d) the currency conversion rate used and U.S. dollar-equivalent of such sales as calculated pursuant to 6.3(a); and (e) the total royalties so computed and due NeoGenesis. Such reports shall be submitted to NeoGenesis whether or not any sales of Licensed Product have been made during such period. Upon delivery of the report due for the period ending December 31 of each year, Celltech shall also report to NeoGenesis the aggregate royalties paid to NeoGenesis for the entire preceding year.

         SECTION 6.5.  INSPECTION.

         (a) AUDIT. Celltech and its Affiliates shall, and Celltech shall provide in any agreements with its sublicensees that such sublicensees shall, each make its records available for audit by an independent certified public accountant selected by NeoGenesis and reasonably acceptable to Celltech, during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from NeoGenesis, solely to verify the accuracy of the reports and payments set forth in Section 6.4 hereof. Celltech and its Affiliates shall only disclose such records relating to the accuracy of the royalty payments to NeoGenesis. Such audit right shall not be exercised more than once in any calendar year nor more than once with respect to sales of Licensed Products in any given payment period.

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NeoGenesis agrees to hold all information learned from such audits as
Confidential Information, except to the extent necessary for NeoGenesis to reveal such information in order to enforce its rights under this Agreement. Any person or entity conducting such audit or inspection must agree in writing with NeoGenesis to treat all records reviewed in the course of the audit or inspection as the Confidential Information of Celltech under terms and conditions no less restrictive than the terms contained in Article IX. The results of each audit shall be binding on both Parties. The independent accountant shall simultaneously supply both Celltech and NeoGenesis with a copy of any report prepared as a result of such audit. NeoGenesis shall pay for such inspections, except that in the event there is any upward adjustment in aggregate royalties payable for any year shown by such inspection of more than five percent (5%) of the amount paid, Celltech shall pay for such inspection.

         (b) DISPUTES. All reports and payments not disputed as to correctness by either Party within two (2) years after receipt thereof shall thereafter conclusively be deemed correct.

         SECTION 6.6. TAXES. Except for income taxes that may be assessed against NeoGenesis, all taxes and charges that may be imposed by any government taxing authority on the amounts paid by Celltech to NeoGenesis under this Agreement shall be paid by Celltech for NeoGenesis' account. In the event Celltech is required to pay the taxes or charges for the account of NeoGenesis, and therefore withholds such taxes or charges from the amounts paid to NeoGenesis under this Agreement, Celltech shall deliver to NeoGenesis true copies of the receipts and/or returns covering all such payments and the appropriate documentation which is necessary to obtain a tax credit, to the extent such tax credit can be obtained, as determined by NeoGenesis. Each Party shall provide assistance to the other Party in seeking any benefits available to such Party with respect to government tax withholdings by any relevant law or double tax treaty.

                                  ARTICLE VII.
                      REGULATORY AND MARKETING OBLIGATIONS

         SECTION 7.1. PRODUCT DEVELOPMENT. Celltech, at its sole expense, shall be responsible for and shall use Commercially Reasonable Efforts with respect to conducting the R&D Program related to Designated Compounds and Licensed Products and for obtaining Regulatory Approvals for Licensed Products.

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         SECTION 7.2. MANUFACTURE OF PRODUCT. Celltech, at its sole expense, shall be responsible for and shall use Commercially Reasonable Efforts with respect to the Manufacture of the Licensed Products in accordance with the Regulatory Approvals, Applicable Laws, Good Laboratory Practices and Good Manufacturing Practices.

         SECTION 7.3. REGULATORY MATTERS. Celltech, at its sole expense, shall be responsible for and shall use Commercially Reasonable Efforts with respect to the preparation and filing with the appropriate Regulatory Authorities, of all documents that are necessary to conduct clinical studies of Licensed Products and Regulatory Approval applications that are necessary to market and sell Licensed Products. Celltech shall notify NeoGenesis, in writing, that such regulatory filing has been made.

         SECTION 7.4.  MARKETING AND SALE.

         (a) RESPONSIBILITY. Celltech, at its sole expense, shall be responsible for and shall use Commercially Reasonable Efforts with respect to the Commercialization of Licensed Products in the Territory. Celltech shall be solely responsible for establishing the price of each Licensed Product sold by or on behalf of it pursuant to this Agreement.

         (b) MARKING. Celltech, its Affiliates and sublicensees shall mark or have marked all containers or packages of Licensed Product(s) that are the subject of the License granted under Section 2.2 in accordance with the patent marking laws of the jurisdiction in which such Licensed Product(s) are sold.

         (c) THIRD PARTY LICENSES. Celltech shall be solely responsible, at its sole discretion, for (a) obtaining any and all licenses from third parties necessary or desirable to perform the R&D Program and/or to Commercialize any Licensed Product and (b) except as otherwise provided in Section 6.2(d), any and all consideration payable with respect to such licenses.

         SECTION 7.5. PERIODIC REVIEW. Celltech and NeoGenesis shall meet, at such times and places as are mutually agreed upon, for Celltech to provide NeoGenesis with an update on the status of the progress of Celltech's Commercialization of each Licensed Product; provided, however, that such meetings shall occur no more than once per calendar year unless the parties agree, in writing, to meet more often. Celltech and NeoGenesis shall each be responsible for its own expenses incurred in connection with attending such meetings.

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                                  ARTICLE VIII.
                   RIGHTS IN TECHNOLOGY, PATENTS AND KNOW-HOW

         SECTION 8.1. OWNERSHIP OF PROGRAM TECHNOLOGY. Subject to the terms of this Agreement, the Parties ownership rights in Program Technology, regardless of inventorship, are as follows:

         (a) CELLTECH OWNED PROGRAM TECHNOLOGY. As between Celltech and NeoGenesis, Celltech shall have and retain all right, title and interest in and to any and all Program Technology solely related to Targets or the uses thereof, Celltech cell-based or biochemical assays, Designated Compound(s) and Licensed Product(s) and any method of manufacturing or using any Designated Compound(s) or Licensed Product(s), and to the extent that any of the forgoing shall have been invented by NeoGenesis employees or consultants (whether solely or jointly with Celltech employees or consultants), NeoGenesis hereby assigns all right, title and interest therein throughout the Territory and shall use Commercially Reasonable Efforts to assign all right, title and interest therein; PROVIDED, HOWEVER, that notwithstanding any provision of this Agreement (including the Research Collaboration Plan) to the contrary, NeoGenesis shall not be required to assign to Celltech all right title and interest in more than: (i) [*] Designated Compounds when the optimization as set forth in paragraph 3(d) of the Research Collaboration Plan is performed by Celltech and such Designated Compounds are taken directly from the NeoMorph Screening Library or (ii) [*] Designated Compounds when the optimization as set forth in paragraph 3(d) of the Research Collaboration Plan is performed by NeoGenesis and such Designated Compounds are taken from NeoMorph Focused Libraries. In the event that Celltech undesignates any Designated Compound in and to whose right, title and interest has been assigned by NeoGenesis under this Section 8.1 (a) using the procedure specified in Paragraph 4(a) of the Research Collaboration Plan, Celltech shall, upon written request by NeoGenesis, (i) return the Designated Compound to NeoGenesis and (ii) assign all right title and interest in such Designated Compound back to NeoGenesis, including any patents or patent applications (if any) Controlled by Celltech or any Affiliate, provided such patents or patent applications cover solely such undesignated Designated Compound. To the extent that such patents or patent applications cover more than such Designated Compound, Celltech shall grant an exclusive license to NeoGenesis for such patents or patent applications to the extent they cover such Designated Compound. In the event of an assignment of all right title and interest in such undesignated Designated Compound, NeoGenesis shall reimburse Celltech for all reasonable costs associated with filing, prosecuting or maintaining such patents or patent applications. It is understood that Celltech shall be under

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no obligation to assign or license to NeoGenesis any Celltech Derivatives. Any restrictions with respect to an undesignated Designated Compound shall expire and NeoGenesis shall be permitted to use such undesignated Designated Compound for any purpose not otherwise prohibited by this Agreement.

         (b) NEOGENESIS OWNED PROGRAM TECHNOLOGY. As between NeoGenesis and Celltech, NeoGenesis shall have and retain all right, title and interest in and to any Preliminary Compound(s), Primary Active Compound(s), NeoMorph Focused Libraries, QSCD Preliminary Compound(s), QSCD Primary Active Compound(s) and NeoMorph Screening Library(s) unless and until they become Designated Compounds and all Program Technology solely related to ALIS screening technology or QSCD.

         (c) JOINTLY OWNED PROGRAM TECHNOLOGY. As between Celltech and NeoGenesis, each Party shall own an undivided one-half interest in and title to all Program Technology not specifically accounted for in Section 8.1 (a) and
(b).

         SECTION 8.2. DISCLOSURE BY EMPLOYEES, AGENTS OR INDEPENDENT CONTRACTORS. Celltech and NeoGenesis agree that, as to any employees, agents or independent contractors of Celltech and NeoGenesis presently in their employ, or who are hired or retained by either Party, to perform, manage performance of, or participate in the research done pursuant to this Agreement, Celltech and NeoGenesis shall ensure that such employees, agents and independent contractors will promptly disclose and assign to the Party engaging them any and all rights to inventions, developments or improvements (whether patentable or not), conceived and/or reduced to practice during the course of their duties.

         SECTION 8.3. PATENT PROSECUTION AND RELATED ACTIVITIES. Upon notification by either Party of the existence of any Program Technology, the Parties shall confer through the Steering Committee as to appropriate protection for such Program Technology. In addition, subject to Section 4.1(c), the Steering Committee shall determine the timing of all patent filings on all Program Technology.

         (a) NEOGENESIS OWNED PROGRAM TECHNOLOGY. NeoGenesis shall have the sole right, but not the obligation, to prepare, file, prosecute, and maintain, at NeoGenesis' sole expense, any Patent(s) on the Program Technology set forth in
Section 8.1(b) throughout the Territory. In the event that NeoGenesis elects not to file for patent protection or elects not to prosecute or maintain a Patent(s) on the Program Technology set forth in

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Section 8.1(b), it shall notify Celltech in writing of such decision and provide
Celltech a one (1) month period from receipt of such written notification in which to respond to such notice before abandoning and/or discontinuing its obligations to file, prosecute or maintain such Patent(s). Celltech shall have the right, but not the obligation to assume the responsibility therefor, at its own cost and expense. If Celltech responds within such one (1) month response period that it wishes to file, prosecute or maintain such Patent(s), then NeoGenesis shall promptly transfer and assign all right, title and interest in and to such Patent(s) to Celltech and shall continue to file, prosecute and maintain such Patent(s) until such transfer and assignment become effective. Celltech shall reimburse NeoGenesis for all reasonable costs associated with filing, prosecuting or maintaining such Patent(s). Upon such transfer and assignment becoming effective, NeoGenesis shall reasonably assist Celltech in the filing, prosecuting and maintaining such Patent(s).

         (b) CELLTECH OWNED PROGRAM TECHNOLOGY. Celltech shall have the sole right, but not the obligation, to prepare, file, prosecute, and maintain, at Celltech's sole expense, any Patent(s) on the Program Technology set forth in
Section 8.1 (a) throughout the Territory. In the event that Celltech elects not to prepare or file for patent protection or elects not to prosecute or maintain a Patent(s) on Celltech Program Technology set forth in Section 8.1(a), it shall notify NeoGenesis but shall have no obligation to continue with the filing, preparing, prosecuting or maintaining any Patent(s).

         (c) JOINTLY OWNED PROGRAM TECHNOLOGY. NeoGenesis shall have the sole right, but not the obligation, to prepare, file, prosecute, and maintain, at NeoGenesis' expense, any Patent(s) on Program Technology set forth in Section 8.1(c) throughout the Territory. NeoGenesis shall keep Celltech currently advised as to the status of all Patent(s) with respect to the Program Technology set forth in Section 8.1(c) and shall supply Celltech promptly with copies of all patents, patent applications, substantive patent office actions, substantive responses received or filed in connection with such applications. Celltech may itself or through its attorney offer comments and suggestions with respect to the matters that are the subject of this Section 8.3(c) and NeoGenesis agrees to consider such comments and suggestions; PROVIDED that nothing herein shall obligate NeoGenesis to adopt or follow such comments or suggestions. In the event that NeoGenesis elects not to file for patent protection or elects not to prosecute or maintain a Patent(s) on the Program Technology set forth in Section 8.1(c), it shall notify Celltech in writing of such decision and provide Celltech a one (1) month period from receipt of such written notification in which to respond to such notice before abandoning and/or discontinuing its obligations to file, prosecute or maintain

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such Patent(s). Celltech shall have the right, but not the obligation to assume the responsibility therefore, at its own cost and expense. If Celltech responds within such one (1) month response period that it wishes to file, prosecute or maintain such Patent(s), then NeoGenesis shall promptly transfer and assign all right, title and interest in and to such Patent(s) to Celltech and shall continue to file, prosecute and maintain such Patent(s) until such transfer and assignment become effective. Celltech shall reimburse NeoGenesis for all reasonable costs associated with filing, prosecuting or maintaining such Patent(s) from date it notifies NeoGenesis it wishes to assume responsibility for the patent(s) until the transfer and assignment becomes effective shall be paid by Celltech. Upon such transfer and assignment becoming effective, NeoGenesis shall reasonably assist Celltech in the filing, prosecuting and maintaining of such Patent(s).

         (d) COOPERATION. Each Party shall keep the Steering Committee informed as to the status of patent matters set forth in this Section 8.3 during the Research Term. To the extent necessary, and at the requesting Party's expense, each Party shall use Commercially Reasonable Efforts to cooperate and assist the other Party with the preparation, filing and prosecution of Patent(s).

         SECTION 8.4.  THIRD PARTY INFRINGEMENT.

         (a) ENFORCEMENT. In the event that either Party becomes aware that any NeoGenesis Technology, or Program Technology are infringed or misappropriated by a Third Party or are subject to a declaratory judgment action, the Party becoming aware of such event shall promptly notify the other Party. The Party with the right to prepare, file, prosecute, and maintain a Patent(s) with respect to such NeoGenesis Technology, or Program technology, as the case may be, and which is then maintaining said Patent(s), in its sole discretion, shall have the right and shall be solely responsible for pursuing any action for infringement or misappropriation against Third Parties or defending any declaratory judgment action relating thereto. To the extent that the Program Technology being pursued is Program Technology as set forth in Section 8.1(c), the Party not having the right to prepare, file, prosecute, and maintain a Patent(s) with respect to such NeoGenesis Technology, or Program technology, as the case may be, and which is not then actually maintaining said Patent(s) shall have the option to participate in such action at its sole expense.

         (b) FAILURE TO ENFORCE. If the Party with the right to pursue any action for infringement or misappropriation against Third Parties or defending any declaratory judgment action as set forth in Section 8.4(a)

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above fails to pursue or defend such action relating to Program Technology set forth in Section 8.1 (c) within sixty (60) days written notice by the other Party of its desire to proceed, then the other Party shall have the option to pursue or defend such actions; PROVIDED, that such Party pays all costs and expenses related to the same, and keeps the other Party reasonably informed of its progress and provides copies of any documents related to such proceedings and reasonable notice of all proceedings relating to same. A Party electing to exercise its option to proceed under this Section 8.4(b) shall notify the other Party of its decision to exercise its option as soon as possible.

         (c) DIVISION OF RECOVERIES. Any recovery of damages received in connection with a suit (including by way of settlement) under Section 8.4(a) involving Program Technology set forth in Section 8.1 (a) or (b) shall be retained by the Party that owns said Program Technology; PROVIDED that any recovery of ordinary damages (including by way of settlement) based upon infringement of Program Technology set forth in Section 8.1 (a) shall be deemed to be Net Sales and Celltech shall pay NeoGenesis an amount calculated in accordance with Section 6.2 to reimburse NeoGenesis for royalties due in respect of lost sales of Licensed Products represented by such ordinary damages. Any recovery of damages received in connection with a suit (including by way of settlement) under Section 8.4(a) involving the Program Technology set forth in
Section 8.1 (c) brought by NeoGenesis or Celltech shall be retained by the Party that conducted such suit. Any recovery of damages received in connection with a suit (including by way of settlement) jointly brought by NeoGenesis and Celltech (other than the assistance that each party is required to provide to the litigating party pursuant to Section 8.4(d) and for which it has been reimbursed) shall be used first to reimburse the Parties, on a pro-rata basis, for all expenses actually incurred in such suit, and any remainder shall divided equally between Celltech and NeoGenesis after payment by Celltech of any obligations it may have to any sublicensee in relation to any recovery.

         (d) COOPERATION. In any claim, suit or proceeding under Section 8.4 which either Party may become involved, the other Party shall, at the request and expense of the Party initiating or defending the claim, suit or proceeding, cooperate and assist such Party in all reasonable respects, including having its employees testify when requested and making available relevant records, papers, information, specimens and the like.

         SECTION 8.5.  INFRINGEMENT CLAIMS BY THIRD PARTIES.

         (a) THIRD PARTY CLAIMS. If the making, having made, using, distributing for sale, promoting, marketing, offering for sale, selling, having

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sold, importing or exporting of any Licensed Products results in an assertion or a claim against a Party of infringement or misappropriation of any Third Party's intellectual property right ("Third Party Claim"), the Party first having notice of a Third Party Claim shall promptly notify the other Party in writing specifying in reasonable detail the alleged grounds or basis for the Third Party Claim.

         (b) RESPONSE TO THIRD PARTY CLAIMS. In the event of a Third Party Claim, the Parties agree to respond to and/or defend against the Third Party Claim as follows:

                  (i) Each Party shall use Commercially Reasonable Efforts in responding to and defending against such Third Party Claim, and will render such reasonable assistance as the other Party may request, at the requesting Party's expense, in defending such Third Party Claim.

                  (ii) Neither Party shall settle any Third Party Claim in a manner that is prejudicial to either Party without the other Party's prior written consent.

                  (iii) Each Party shall be responsible for its own fees and costs of attorneys and consultants, together with court costs, incurred in defending against the Third Party Claim.

                  (iv) If Celltech, by court order, settlement or other agreement entered into in good faith, is required to pay royalties and/or damages to any Third Parties in connection with the disposition of a Third Party Claim to avoid infringement by any Licensed Product of such Third Party patent(s), then Celltech shall be entitled, beginning from the date Celltech commences payment to any such Third Parties, to reduce the royalties payable to NeoGenesis by [*] of the amount of any such royalties and/or damages payable to such Third Parties; provided that: (1) such infringement is on a Licensed Product provided that such infringement is primarily related to the pharmaceutically active ingredient of the Licensed Product and (2) such deductions reduce by no more than [*] the royalties otherwise due NeoGenesis under Section 6.2 with respect to such Licensed Product.

                                   ARTICLE IX.
                                 CONFIDENTIALITY

         SECTION 9.1. CONFIDENTIALITY. As used in this Agreement, the term "Confidential Information" shall mean any and all non-public, proprietary or otherwise confidential information pertaining to or developed under this

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Agreement furnished to either Party ("Receiving Party") by or on behalf of the other Party ("Disclosing Party"). Such Confidential Information includes, but is not limited to, trade secrets, know-how, inventions, formulations, compositions, technical data or specifications, testing methods, business or financial information, research and development activities, product and marketing plans and customer and supplier information together with all portions of analysis, studies and other documents prepared by or for the benefit of a Party.

         SECTION 9.2. OBLIGATIONS OF CONFIDENTIALITY. The Receiving Party shall:
(a) maintain all Confidential Information in strict confidence, except that the Receiving Party may disclose or permit the disclosure of any Confidential Information to its directors, officers, employees, consultants and advisors who are obligated to maintain the confidential nature of such Confidential Information and who need to know such Confidential Information to perform this Agreement; (b) use all Confidential Information solely for purposes of performing its obligations or exercising its rights under this Agreement; and
(c) reproduce the Confidential Information only to the extent necessary to perform this Agreement, with all such reproductions being considered Confidential Information.

         SECTION 9.3. LEGAL DISCLOSURE. The obligations of the Receiving Party under Section 9.2 hereof shall not apply to the extent that the Receiving Party can demonstrate by competent written documentation that certain Confidential Information; (a) was in the public domain prior to the time of its disclosure under this Agreement; (b) entered the public domain after the time of its disclosure under this Agreement through means other than an unauthorized disclosure resulting from an act or omission by the Receiving Party; (c) was independently developed or discovered by the Receiving Party prior to the time of its disclosure under this Agreement, as evidenced by the Receiving Party's records; (d) is or was disclosed to the Receiving Party at any time, whether prior to or after the time of its disclosure under this Agreement, by third Party having no fiduciary relationship with the Disclosing Party and having no obligation of confidentiality with respect to such Confidential Information. Nothing herein shall prevent the Receiving Party from disclosing all or part of the Confidential Information as necessary pursuant to the lawful requirement of a governmental agency or when disclosure is required by operation of law; PROVIDED that prior to any such disclosure, the Receiving Party shall use reasonable efforts to: (i) promptly notify the Disclosing Party in writing of such requirement to disclose; and (ii) cooperate fully with the Disclosing Party in protecting against any such disclosure or obtaining a protective order. A Party's Confidential Information shall not be deemed to be within

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any of the foregoing exceptions merely because it is embraced by general disclosures within such exceptions, nor shall a Party's Confidential Information be deemed to be within any of the foregoing exceptions merely because individual items are in such exceptions.

         SECTION 9.4. OWNERSHIP OF INFORMATION. Except as provided in this Agreement with respect to ownership of Program Technology, the Receiving Party agrees that the Disclosing Party (or any Third Party entrusting its own Confidential Information to the Disclosing Party) is and shall remain the exclusive owner of the Confidential Information disclosed by the Disclosing Party and all patent, copyright, trademark, trade secret, and other intellectual property rights in, or arising from, such Confidential Information. No option, license, or conveyance of such rights to the Receiving Party is granted or implied under this Agreement unless expressly set forth herein. If any such rights are to be granted to the Receiving Party outside of this Agreement, such grant shall be expressly set forth in a separate written instrument.

         SECTION 9.5. EXPIRATION OR TERMINATION. Upon the expiration or termination, by either Party, of this Agreement, the Receiving Party shall return to the Disclosing Party all originals, copies, and summaries of documents, materials, and other tangible manifestations of Confidential Information owned by the Disclosing Party and in the possession or control of the Receiving Party, except to the extent the Receiving Party has the right to continue to use such information pursuant to Section 12.3. The obligation of confidentiality set forth in this Article IX shall remain in effect for a period of ten (10) years after such termination or expiration hereof. Each Party may keep one (1) copy of such Confidential Information in its legal files to monitor any continuing obligations under this Agreement.

         SECTION 9.6. PUBLICITY. Except as is necessary to comply with applicable laws and regulations or to enforce their respective rights under this Agreement, or to a Party's legal or financial advisors, and except as otherwise agreed to by the Parties in writing, the Parties shall: keep the material terms of this Agreement confidential, agree upon the text and the exact timing of an initial public announcement relating to the transactions contemplated by this Agreement as soon as practicable after the Effective Date (such agreement not to be unreasonably withheld or delayed) and agree on the text and the timing of any subsequent public announcements regarding this Agreement or the transactions contemplated herein.

         SECTION 9.7. PUBLICATION. Celltech and NeoGenesis shall not publish, in any form, the other Party's Confidential Information. However,

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each Party acknowledges the importance of publication and that a Party may desire to publicize results from the Research Collaboration at seminars, meetings, conferences, and in peer reviewed journals. A Party shall have the right to publish the results from the Research Collaboration, PROVIDED ALWAYS, that prior to submission for publication or presentation of any results based on the Research Collaboration, the publishing Party shall provide the other Party thirty (30) days to review and comment upon the manuscript or other material for such publication. If requested in writing during the aforementioned review period of thirty (30) days, by the reviewing Party, the publishing Party shall, at the sole discretion of the reviewing Party either, (i) delay publication for an additional ninety (90) days to allow for filing of a patent application; or
(ii) preclude publication in the event the reviewing Party believes the publication contains Confidential Information of such other party. In such event of an objection to publication based upon Section 9.7(ii), the publishing Party shall modify or delete the Confidential Information before the reviewing Party is obligated to grant approval to publish the modified publication. If the reviewing Party does not request in writing that the publishing Party delay the publication under Section 9.7(i) or (ii) during the aforementioned review period of thirty (30) days, then the publishing Party may publish the results of the Research Collaboration accordingly.

                                   ARTICLE X.
                         REPRESENTATIONS AND WARRANTIES


         SECTION 10.1. NEOGENESIS REPRESENTATIONS AND WARRANTIES. NeoGenesis represents and warrants to Celltech as follows:

         (a) ORGANIZATION. NeoGenesis is a corporation duly organized, validly existing and in good standing under the laws Delaware, and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. NeoGenesis is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

         (b) AUTHORITY. All corporate action on the part of NeoGenesis, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement has been taken or will be taken prior to or as of the Effective Date. NeoGenesis has the requisite corporate power to enter into this Agreement and carry out and perform its obligations under the terms of this Agreement. This Agreement has been duly authorized, executed

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and delivered by NeoGenesis and, upon due execution and delivery by Celltech, this Agreement will be a legal, valid and binding agreement of NeoGenesis enforceable against NeoGenesis in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting creditors' rights generally or as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

         (c) GOVERNMENTAL CONSENTS. To the best of NeoGenesis' knowledge, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of NeoGenesis is required in connection with the consummation of the transactions contemplated by this Agreement.

         (d) NO CONFLICT WITH OTHER AGREEMENTS. The execution, delivery and performance of this Agreement will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (a) any provision of NeoGenesis' Certificate of Incorporation or Bylaws as either are currently in effect; (b) any provision of any judgment, decree or order to which NeoGenesis is a party or by which it is bound; (c) any material contract, obligation or commitment to which NeoGenesis is a party or by which it is bound; or (d) to NeoGenesis' knowledge, any statute, rule or governmental regulation applicable to NeoGenesis.

         (e) PATENT INFRINGEMENT. As of the Effective Date, (i) there are no pending or, to the best of NeoGenesis' knowledge, threatened actions, suits or claims against it with respect to any NeoGenesis Technology, and (ii) NeoGenesis is not aware of any patents owned or controlled by a Third Party that would be infringed by the activities of NeoGenesis contemplated under the Research Collaboration Plan.

         (f) DEBARRED. NeoGenesis certifies that it is not debarred under 21 USC 335(a) or (b) of the Federal Food, Drug, and Cosmetic Act and that it has not used and will not use in any capacity the services of any Person debarred under such laws with respect to services to be performed under the Agreement.

         (g) DISCLAIMER. EXCEPT FOR THE WARRANTIES EXPRESSLY MADE BY NEOGENESIS IN SECTION 10.1(a)-(f), NEOGENESIS MAKES NO OTHER REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED (WHETHER WRITTEN OR ORAL), INCLUDING, WITHOUT LIMITATION ANY WARRANTY AGAINST INFRINGEMENT OF ANY

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THIRD PARTY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHTS, ANY WARRANTY OF
MERCHANTABILITY OR ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE NEOMORPH SCREENING LIBRARY, THE NEOMORPH FOCUSED LIBRARIES, QSCD, THE PRELIMINARY COMPOUNDS, THE PRIMARY ACTIVE COMPOUNDS, THE DESIGNATED COMPOUNDS, THE LICENSED PRODUCTS, THE NEOGENESIS TECHNOLOGY, THE SCOPE, VALIDITY OR ENFORCEABILITY OF ANY NEOGENESIS PATENT RIGHTS OR NEOGENESIS' OBLIGATIONS UNDER THIS AGREEMENT. THE REPRESENTATIONS AND WARRANTIES OF NEOGENESIS EXTEND ONLY TO CELLTECH AND ITS AFFILIATES. NEOGENESIS SHALL NOT BE LIABLE FOR ANY CLAIM OR DEMAND AGAINST CELLTECH BY A THIRD PARTY, EXCEPT TO THE EXTENT PROVIDED IN SECTIONS 11.1-11.2.

         SECTION 10.2.  CELLTECH REPRESENTATIONS AND WARRANTIES.

         (a) ORGANIZATION. Celltech is a corporation duly organized, validly existing and in good standing under the laws of England, and has all requisite corporate power and authority to carry on their business as now conducted and as proposed to be conducted. Celltech is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

         (b) AUTHORITY. All corporate action on the part of Celltech, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement has been taken or will be taken prior to or as of the Effective Date. Celltech has the requisite corporate power to enter into this Agreement and carry out and perform its obligations under the terms of this Agreement. This Agreement has been duly authorized, executed and delivered by Celltech and, upon due execution and delivery by NeoGenesis, this Agreement will be a legal, valid and binding agreement of the Celltech enforceable against Celltech in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting creditors' rights generally or as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

         (c) GOVERNMENTAL CONSENTS. To the best of Celltech's knowledge, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial

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governmental authority on the part of Celltech is required in connection with the consummation of the transactions contemplated by this Agreement.

         (d) NO CONFLICT WITH OTHER AGREEMENTS. The execution, delivery and performance of this Agreement will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (a) any provision of Celltech's Certificate of Incorporation or Bylaws as either are currently in effect; (b) any provision of any judgment, decree or order to which Celltech is a party or by which it is bound; (c) any material contract, obligation or commitment to which Celltech is a party or by which it is bound; or (d) to Celltech's knowledge, any statute, rule or governmental regulation applicable to Celltech.

         (e) DISCLAIMER. EXCEPT FOR THE WARRANTIES EXPRESSLY MADE BY CELLTECH IN
SECTION 10.2(a)-(d), CELLTECH MAKES NO OTHER REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED (WHETHER WRITTEN OR ORAL), INCLUDING, WITHOUT LIMITATION ANY WARRANTY AGAINST INFRINGEMENT OF ANY THIRD PARTY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHTS, ANY WARRANTY OF MERCHANTABILITY OR ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE APPROVED TARGETS, THE CELLTECH TECHNOLOGY, THE SCOPE, VALIDITY OR ENFORCEABILITY OF ANY CELLTECH PATENT OR CELLTECH'S OBLIGATIONS UNDER THIS AGREEMENT. THE REPRESENTATIONS AND WARRANTIES OF CELLTECH EXTEND ONLY TO NEOGENESIS AND ITS AFFILIATES. CELLTECH SHALL NOT BE LIABLE FOR ANY CLAIM OR DEMAND AGAINST NEOGENESIS BY A THIRD PARTY, EXCEPT TO THE EXTENT PROVIDED IN SECTIONS 11.1 AND 11.2.

                                   ARTICLE XI.
                                 INDEMNIFICATION

         SECTION 11.1. LIMITATION OF LIABILITY. EXCEPT FOR INFRINGEMENT OF THE OTHER PARTY'S INTELLECTUAL PROPERTY RIGHTS OR BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 9 AND EXCEPT AS OTHERWISE PROVIDED IN SECTIONS 11.1-11.2 WITH RESPECT TO THIRD PARTY CLAIMS, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR LOST PROFITS OR SAVINGS OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS

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CONTEMPLATED BY THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY.

         SECTION 11.2.  INFRINGEMENT INDEMNIFICATION.

         (a) NEOGENESIS. Subject to the provisions of Section 11.3 and notwithstanding Section 10.1(g), NeoGenesis shall defend, indemnify and hold harmless Celltech, its subsidiaries, parent corporations, Affiliates, officers, directors, independent contractors, partners, members, employees, agents, successors and assigns (collectively, "Celltech Indemnified Parties") from and against any claim, suit, demand, loss, damage, expense (including reasonable attorney's fees of indemnitee(s) and those that may be asserted by a Third Party) or liability imposed upon them by any Third Party and arising from a Third Party claim that (i) use of NeoGenesis Technology or (ii) practice of any NeoGenesis Patents by Celltech in accordance with the terms of this Agreement violates or infringes the intellectual property rights of any Third Party. NeoGenesis shall have no liability or obligation to Celltech under this Section
11.1 (a) in the event and to the extent that the alleged infringement is caused by (1) modifications, alterations, combinations or enhancements of the Designated Compounds not created by NeoGenesis, or (2) willful misconduct or negligent acts or omissions of Celltech or its Affiliates, or its or their respective employees, officers, directors or agents.

         (b) CELLTECH. Subject to the provisions of Section 11.3 and notwithstanding Section 10.2(e), Celltech shall defend, indemnify and hold harmless NeoGenesis, its subsidiaries, parent corporations, Affiliates, officers, directors, independent contractors, partners, shareholders, employees, agents, successors and assigns (collectively, "NeoGenesis Indemnified Parties") from and against any losses imposed upon them by any Third Party and arising from a Third Party claim that (i) the use of the Celltech Technology, or (ii) the practice of any Celltech Patents by NeoGenesis in accordance with the terms of this Agreement violates or infringes the intellectual property rights of any Third Party. Celltech shall have no obligation or liability to NeoGenesis under this Section 11.1(b) in the event and to the extent that the alleged infringement (1) is covered by Section 11.1 (a) or (2) results from willful misconduct or negligent acts or omissions of NeoGenesis or its Affiliates, or its or their respective employees, officers, directors or agents.

         SECTION 11.3.  OTHER CLAIMS.

         (a) NEOGENESIS. NeoGenesis will indemnify and be liable to the Celltech Indemnified Party(s), for any losses suffered by Celltech Indemnified

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Party(s) arising from or related to: (i) any material breach of the NeoGenesis'
representations and warranties under this Agreement; (ii) any negligence or intentional misconduct by NeoGenesis (or its employees, agents or representatives) in performing its obligations under this Agreement, including the performance of the Research Collaboration Plan; or (iii) the breach of its obligations hereunder. The foregoing shall not apply in the event and to the extent that a court of competent jurisdiction determines that such losses arose as a result of any Celltech Indemnified Party's negligence, intentional misconduct or breach of this Agreement.

         (b) CELLTECH. Celltech will indemnify and be liable to the NeoGenesis Indemnified Party(s) for any losses suffered by a NeoGenesis Indemnified Party(s) arising from: (i) any material breach of Celltech's representations and warranties under this Agreement; (ii) any negligence or intentional misconduct by Celltech (or its employees, agents or representatives) or by an Affiliate, licensee, sublicensee, distributor or agent of Celltech in performing its obligations under this Agreement, including the performance of the R&D Program; or (iii) the labeling, packaging, package insert, other materials or promotional claims with respect to any Licensed Product or the testing, Manufacturing, Commercialization, use or other disposition of any Licensed Product by Celltech or by an Affiliate, licensee, sublicensee, distributor or agent of Celltech. The foregoing shall not apply in the event and to the extent that a court of competent jurisdiction determines that such losses arose as a result of any NeoGenesis Indemnified Party's negligence, intentional misconduct or breach of this Agreement.

         SECTION 11.4. PROCEDURE. To receive the benefit of indemnification under Sections 11. 1 or 11.2, the Indemnified Party must (a) promptly notify the Party from whom indemnification is sought (the "Indemnifying Party") in writing of a claim or suit; PROVIDED, that failure to give such notice shall not relieve Indemnifying Party of its indemnification obligations except where, and solely to the extent that, such failure actually and materially prejudices the rights of Indemnifying Party); (b) provide reasonable cooperation (at the Indemnifying Party's expense); and (c) with respect to claims under Section 11.1, tender to the Indemnifying Party (and its insurer) full authority to defend or settle the claim or suit; PROVIDED that no settlement requiring any admission by the Indemnified Party or that imposes any obligation on the Indemnified Party shall be made without the Indemnified Party's prior written consent. Neither Party has any obligation to indemnify the other Party under Section 11.1 in connection with any settlement made without the Indemnifying Party's written consent. The Indemnified Party has the right to participate at its own expense in the claim or suit and in selecting counsel therefor. The Indemnified Party shall cooperate with Indemnifying Party

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(and its insurer), as reasonably requested, at Indemnifying Party's cost and expense.

                                  ARTICLE XII.
                              TERM AND TERMINATION

         SECTION 12.1. TERM. This Agreement shall take effect on the Effective Date and shall remain in effect until the later of (A) the expiration of the Research Term or (B) if any compound is designated as a Designated Compound or becomes a Licensed Product, then until (i) the later of the expiration of the last to expire of the patents embodied in or related to such Licensed Products, or (ii) the obligation to pay royalties hereunder expires due to the failure of any patent to issue in respect of such Licensed Product or the expiration, lapse of all patents covering such Licensed Product or the issuance of a final decision, which is unappealed or unappealable, of a court of competent jurisdiction or of an administrative agency having authority over patents, that all patents covering such Licensed Product are invalid, unpatentable or unenforceable, unless sooner terminated in accordance with Section 12.2, collectively the ("Term").

         SECTION 12.2.  TERMINATION.

         (a) MATERIAL BREACH. Subject to Section 11.2 and 12.3(c), either Party may terminate this Agreement and the rights granted hereunder with sixty (60) days notice to the other Party if the other Party commits a material breach hereof unless the breach is cured within the sixty (60) day notice period. In addition, NeoGenesis may suspend work pursuant to the Research Collaboration Plan with notice to Celltech if Celltech fails to pay NeoGenesis any amount due NeoGenesis under this Agreement.

         (b) BANKRUPTCY OR RECEIVERSHIP OF A PARTY. Either Party may terminate this Agreement and the rights granted hereunder with upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; PROVIDED, HOWEVER, in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the other Party consents to the involuntary bankruptcy or such proceeding is not dismissed within ninety (90) days after the filing thereof.

         (c) TERMINATION BY CELLTECH. Upon the conclusion of the Lock Up Period, Celltech may terminate this Agreement upon ninety (90) days written notice to NeoGenesis.

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         SECTION 12.3.  EFFECT OF TERMINATION.

         (a) TERMINATION ACTIVITIES. Upon termination (including expiration) of this Agreement as permitted herein: (i) NeoGenesis will terminate all tasks in process at the date of termination in an orderly manner, as soon as practical and in accordance with a schedule agreed to by Celltech and NeoGenesis; (ii) NeoGenesis shall deliver to Celltech all materials developed through the termination of this Agreement; (iii) Celltech shall pay NeoGenesis any monies due and owing NeoGenesis up to the termination date, for services actually performed, PROVIDED, such fee shall not exceed the total FTE funding specified in Section 5.1(b) of this Agreement (unless Celltech has requested additional work for which a separate fee has been agreed to by the parties); (iv) NeoGenesis shall destroy all NeoMorph Focused Libraries developed for Celltech; and (v) within thirty (30) days following termination (including expiration) of this Agreement, NeoGenesis shall deliver to Celltech a reasonably-detailed written report describing the results of the research performed up to the date of such termination. In addition, if Celltech terminates this Agreement in accordance with Section 12.2(c), Celltech shall pay NeoGenesis as liquidated damages an amount equal to the aggregate budgeted FTE fee for the 90-day period following the date Celltech delivers notice of termination pursuant to Section 12.2(c) to the extent such funding has not already been received by NeoGenesis as of the date Celltech delivers such termination notice to reimburse NeoGenesis for non-cancelable commitments with respect to NeoGenesis staff allocated to the performance of the Research Collaboration.

         (b) RETURN OF CONFIDENTIAL INFORMATION. Except as provided in Section 9.5, upon termination (including expiration) of this Agreement as permitted herein, each Party shall return to the other Party or certify in writing to the other Party that it has destroyed all documents and other tangible items it or its employees or agents have received or created pertaining, referring or relating to the Confidential Information of the other Party.

         (c) RIGHTS UPON TERMINATION. The licenses and assignments granted by NeoGenesis under Section 2.2 and 8.1(a) shall survive any expiration or termination of the Research Collaboration Plan or Research Term or this Agreement with respect to any Designated Compound or Licensed Product and Celltech shall continue to have the right to develop, have developed, make, have made, use, distribute for sale, promote, market, offer for sale, have sold, import, export and sell Licensed Products relating to such Designated Compounds; subject to payment to NeoGenesis of milestone fees and royalties as required by
Section 6.1 and 6.2 and compliance with

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Sections 6.3 - 6.6. In the event the license granted to Celltech under Section
2.2 terminates for any reason, each of Celltech's sublicensees at such time shall continue to have the rights and license set forth in their sublicense agreements, PROVIDED such sublicensee agrees in writing that NeoGenesis is entitled to enforce all relevant provisions directly against such sublicensee.

         (d) NO RELEASE OF MATURED OBLIGATION. Nothing herein shall be construed to release either Party of any obligation which matured prior to the effective date of any termination, or shall be deemed a waiver of any rights under Section
11.2. Except as otherwise provided herein, neither party shall be liable to the other party for any compensation or damages by reason of termination of this Agreement in accordance with this Section12.

         SECTION 12.4 SURVIVAL. In addition to those provisions which survive upon a breach by a Party hereto, Articles I, VI, IX, X, XI, XIII, Section 8.1 and Section 8.5 shall survive any termination or expiration of this Agreement; provided, that Article VI shall not survive expiration of this Agreement with respect to any Licensed Product upon the expiration of the last to expire of the patents embodied in or related to such Licensed Product.

                                  ARTICLE XIII.
                               GENERAL PROVISIONS

         SECTION 13.1. ISSUE RESOLUTION. The Parties shall use their best efforts to resolve any controversy or dispute that arises under or relates to this Agreement through good faith discussions.

         (a) NOTIFICATION OF DISPUTE. In the event of a controversy or dispute, the Parties shall initiate dispute discussions using the following procedure:
Either Party shall notify the other Party of the nature of the controversy or dispute (a "Dispute Notice"). Representatives of the Parties shall meet within thirty (30) days after the date that the non-sending Party receives the Dispute Notice to attempt to reach an agreement about the nature of the dispute and a resolution of the dispute. If they are unable to resolve the dispute within thirty (30) days, and they do not agree to extend the time period for resolving the dispute, or if the terms and conditions of the resolution or settlement of the dispute are breached, the dispute shall be resolved by arbitration pursuant to the provisions of Section 13.1(b)-(e). Pending resolution of any dispute covered by this Section 13.1, both Parties will continue their performance under this Agreement including, without limitation, the payment of all amounts due to the other Party that are not in dispute.

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         (b) LIMITATIONS. Except in the case of a dispute related to the ownership, validity or enforceability of intellectual property rights of a Party, any claim, dispute, or controversy arising out of or relating to this Agreement that is not resolved in accordance with the provisions of Section 13.1(a) within the time period specified in Section 13.1(a) will be submitted by the Parties to arbitration in accordance with the terms of Section 13.1(b)-(d). Any dispute related to the ownership, validity or enforceability of intellectual property rights of a Party or any action following termination for cause due to a material breach hereof, may be brought in a court of competent jurisdiction in the country where such rights arise.

         (c) ARBITRATION RULES. Any arbitration shall be conducted pursuant to the International Arbitration Rules of the American Arbitration Association ("AAA"), under the rules then in effect for the AAA, as such rules may be modified by this Agreement or by agreement of the Parties. Any such arbitration shall be conducted in New York City by one arbitrator. Each Party irrevocably and unconditionally (i) consents to the jurisdiction of any such proceeding; and
(ii) knowingly and voluntarily waives its rights to have disputes tried and adjudicated by a judge and jury except as otherwise expressly provided herein. The Parties will cooperate with each other in causing the arbitration to be held in as efficient and expeditious a manner as practicable. The Parties will attempt to agree upon a mutually acceptable arbitrator within thirty (30) days of receipt of the notice of intent to arbitrate such arbitrator shall have fifteen (15) years legal standing with experience in such matters. If the Parties are unable to agree upon a single arbitrator within such thirty (30) day period or any extension of time which is mutually agreed upon, three (3) arbitrators shall be used, one selected by each Party within ten (10) days after the conclusion of the thirty (30) day period and a third selected by the first two within ten (10) days thereafter. Unless the Parties agree otherwise, they shall be limited in their discovery to directly relevant documents. Responses or objections to a document request shall be served twenty (20) days after receipt of the request. The arbitrator(s) shall resolve any discovery disputes. Nothing herein shall prevent the Parties from settling any dispute at any time by mutual agreement of the Parties.

         (d) APPLICABLE LAW. The arbitrator(s) shall apply the substantive laws of New York when construing this Agreement and attempting to resolve any dispute relating to the transactions contemplated by this Agreement, without regard for any choice or conflict of laws rule or principle that would result in the application of the substantive law of any other jurisdiction. The arbitration shall be of each Party's individual claims only, and no claim of any Third Party shall be subject to arbitration in such proceeding. Except as otherwise required by law, the Parties and the arbitrator(s) shall maintain as

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confidential all information or documents obtained during the arbitration process, including the resolution of the dispute.

         (e) RESTRICTIONS ON DAMAGES. The arbitrator(s) shall not have the authority to award exemplary or punitive damages, and the Parties expressly waive any claimed right to such damages. The arbitrator(s) shall have the authority to award actual money damages (with interest on unpaid amounts from the date due) and may grant equitable relief as is just and provided by the AAA Rules, in each case except as specifically provided to the contrary herein, the costs and expenses of the arbitration, but not the costs and expenses of the Parties, shall be shared equally by the Parties. Any award rendered by the arbitrator(s) shall be final and binding upon the Parties. Judgment upon the award may be entered in any court of competent jurisdiction. If a Party fails to proceed with arbitration, unsuccessfully challenges the arbitration award, or fails to comply with the arbitration award, the other Party is entitled to costs, including reasonable attorneys' fees, for having to compel arbitration or defend or enforce the award.

         SECTION 13.2. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the internal, substantive laws of the New York to the exclusion of any choice or conflict of laws rule or provision that would result in the application of the substantive law of any other jurisdiction. Notwithstanding the foregoing, the laws of the applicable jurisdiction in the Territory shall be used for purposes of governing and construing Section 10.1(e) of this Agreement.

         SECTION 13.3. AMENDMENT AND WAIVER. No provision of or right under this Agreement shall be deemed to have been waived by any act or acquiescence on the part of either Party, its agents or employees, but only by an instrument in writing signed by an authorized officer of each Party. No waiver by either Party of any breach of this Agreement by the other Party shall be effective as to any other breach, whether of the same or any other term or condition and whether occurring before or after the date of such waiver.

         SECTION 13.4. INDEPENDENT CONTRACTORS. Each Party represents that it is acting on its own behalf as an independent contractor and is not acting as an agent for or on behalf of any Third Party. This Agreement and the relations hereby established by and between Celltech and NeoGenesis do not constitute a partnership, joint venture, franchise, agency or contract of employment. Neither Party is granted, and neither Party shall exercise, the right or authority to assume or create any obligation or responsibility on behalf of or in the name of the other Party or its Affiliates. NeoGenesis shall

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be solely responsible for compensating all its personnel and for payment of all related FICA, workers' compensation, unemployment and withholding taxes. Celltech shall not provide NeoGenesis personnel with any benefits, including but not limited to compensation for insurance premiums, paid sick leave or retirement benefits.

         SECTION 13.5. ASSIGNMENT. Neither Party may assign this Agreement or any of its rights and obligations under this Agreement without the prior written consent of the other Party; PROVIDED, that either Party may assign this Agreement to (a) any Person to which such Party transfers all or substantially all of its assets or with which such Party is consolidated or merged; (b) any Person that owns a majority of the voting stock of such Party; or (c) a single Person of which such Party owns a majority of the voting stock; PROVIDED, FURTHER, that in each instance the assignee expressly assumes all obligations imposed on the assigning Party by this Agreement in writing and the other Party is notified in advance of such assignment. Notwithstanding the foregoing, Celltech shall have the right to assign its rights to Designated Compounds and Licensed Products without the consent of NeoGenesis PROVIDED that any such assignee expressly assumes all obligations imposed on Celltech by this Agreement and agrees in writing that NeoGenesis shall have the right to enforce the terms of this Agreement directly against such assignee.

         SECTION 13.6. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

         SECTION 13.7. NOTICES. Unless otherwise provided herein, any notice, report, payment or document to be given by one Party to the other shall be in writing and shall be deemed given when delivered personally or sent by an internationally recognized overnight courier (such notice sent by courier to be effective one business day after it is deposited with such courier), or sent by telefax (such notice sent by telefax to be effective when sent, if confirmed by overnight courier as aforesaid) to the address set forth on the signature page to this Agreement or to such other address as any Party may designate as to itself by written notice to the other Party.

         SECTION 13.8. SEVERABILITY. In the event any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof. The Parties agree that they will negotiate in good faith or will permit a court or arbitrator to replace any provision hereof so held invalid, illegal or unenforceable with a valid provision which is

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as similar as possible in substance to the invalid, illegal or unenforceable provision.

         SECTION 13.9. CAPTIONS. Captions of the sections and subsections of this Agreement are for reference purposes only and do not constitute terms or conditions of this Agreement and shall not limit or affect the meaning or construction of the terms and conditions hereof.

         SECTION 13.10. WORD MEANINGS. Words such as herein, hereinafter, hereof and hereunder refer to this Agreement as a whole and not merely to a section or paragraph in which such words appear, unless the context otherwise requires. The singular shall include the plural, and each masculine, feminine and neuter reference shall include and refer also to the others, unless the context otherwise requires.

         SECTION 13.11. ENTIRE AGREEMENT. The terms and provisions contained in this Agreement (including any Attachments or Exhibits) and the Stock Purchase Agreement (including any Attachments and Exhibits) constitute the entire understanding of the Parties with respect to the transactions and matters contemplated by the Parties and supersede all previous communications, representations, agreements and understandings relating to the subject matter hereof. No representations, inducements, promises or agreements, whether oral or otherwise, between the Parties not contained in this Agreement or the Stock Purchase Agreement shall be of any force or effect. No agreement or understanding extending this Agreement or varying its terms (including any inconsistent terms in any purchase order, acknowledgment or similar form) shall be binding upon either Party unless it is in a writing specifically referring to this Agreement and signed by a duly authorized representative of the applicable Party.

         SECTION 13.12. RULES OF CONSTRUCTION. The Parties agree that they have participated equally in the formation of this Agreement and that the language and terms of this Agreement shall not be construed against either Party by reason of the extent to which such Party or its professional advisors participated in the preparation of this Agreement.

         SECTION 13.13. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

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         SECTION 13.14. FORCE MAJEURE. Except as otherwise provided in this
Agreement, in the event that a delay or failure of a Party to comply with any obligation, other than a payment obligation, created by this Agreement is caused by a Force Majeure condition, that obligation shall be suspended during the continuance of the Force Majeure condition.

         SECTION 13.15. FURTHER ASSURANCES. Each Party covenants and agrees that, subsequent to the execution and delivery of this Agreement and without any additional consideration, it will execute and deliver any further legal instruments and perform any acts which are or may become reasonably necessary to effectuate the purposes of this Agreement.

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         IN WITNESS WHEREOF the Parties have caused this Agreement to be executed on their behalf by their duly authorized representatives intending it to take effect as an instrument under seal as of the Effective Date.

NEOGENESIS DRUG DISCOVERY, INC.              CELLTECH R & D LIMITED



By:   /s/  Allen H. Michels                  By:   /s/  Melanie C. Lee
------------------------------------------   -----------------------------------
Allen H. Michels, Chief Executive Officer    Melanie C. Lee, Research Director


NOTICE ADDRESS:                              NOTICE ADDRESS:
NeoGenesis Drug Discovery, Inc.              Celltech R & D Limited
840 Memorial Drive                           Attention: Legal Department
Cambridge,  MA  02139                        208 Bath Road
USA                                          Slough, Berkshire, SLI 3WE
Phone: 617.868.1500                          England
Fax: 617.868.1515                            Phone: +44 (1753) 534655
                                             Fax: +44 (1753)447859

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                                    EXHIBIT A

                           RESEARCH COLLABORATION PLAN

1. SELECTION OF TARGETS. Targets shall enter the Research Collaboration in accordance with the following procedures:

         (a) INITIAL TARGET ELECTION. Celltech and NeoGenesis agree that the following are the initial Approved Targets each of which is a Proprietary
Target: [*]. The approval date for the initial [*] Approved Targets shall be the Effective Date for purposes of determining the period of Approved Target Exclusivity Period. The Steering Committee shall establish a schedule for delivery of the protein for the [*] Approved Targets to NeoGenesis during the Lock Up Period. Celltech may, in its sole discretion, replace any of the initial [*] Approved Targets for any other Target that meets the Target Guidelines.

         (b) REMAINING TARGET ELECTION. After the initial Target election, as set forth in paragraph 1(a) above, during the Research Term, Celltech shall provide NeoGenesis with written notice of each additional Target. NeoGenesis shall notify Celltech in writing within [*] of such notice whether the Target is approved as eligible for entry into the Research Collaboration based on the Target Guidelines. All Targets approved by NeoGenesis for entry into the Research Collaboration shall become Approved Targets. If NeoGenesis fails to respond to Celltech's written notice for Target approval within [*], that Target shall be deemed an Approved Target. The Steering Committee shall establish a schedule for delivery of Approved Targets to NeoGenesis based on the time necessary to prepare and validate the Approved Target, not to exceed [*].

         (c) TARGET EXCLUSIVITY. NeoGenesis shall not screen an Approved Target for a Third Party during the Approved Target Exclusivity Period. Additionally, NeoGenesis shall not notify any Third Party that an Approved Target's Approved Target Exclusivity Period has ended unless said Third Party makes a written inquiry about that specific Approved Target after expiry of the Approved Target Exclusivity Period.

2.       SCREENING.

         (a) PROVIDING TARGET. In accordance with timelines established for each Approved Target by the Steering Committee, Celltech shall provide to NeoGenesis between [*] of Approved Target, as determined by the Steering Committee. The Approved Target shall be delivered via common carrier, CIP

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to the port of entry agreed by both parties for deliveries from Celltech facilities outside the United States and FOB Celltech's Seattle facility for deliveries from such facility.

         (b) ESTABLISHING AN SOP. Upon receipt of the Approved Target protein, NeoGenesis shall perform control experiments on each Approved Target to determine specific characteristics for screening the Approved Target with the ALIS method. These experiments shall be used to establish an SOP for a each Approved Target. Additionally, upon recommendation by the Steering Committee and to the extent that Celltech has known ligands to an Approved Target, NeoGenesis shall perform follow up control experiments to validate the retention of binding activity of the Approved Target.

         (c) SCREENING OF TARGET. NeoGenesis shall utilize the above developed SOP for each Approved Target to perform its ALIS method to screen the NeoMorph Screening Library for compounds having a minimum level of affinity to each Approved Target. The minimum level of affinity shall be determined by the Steering Committee on an Approved Target by Approved Target basis. Each compound meeting the minimum level of affinity shall be referred to as a "Preliminary Compound".

         (d) MASKING OF PRELIMINARY COMPOUNDS. Upon identification of any Preliminary Compound(s), NeoGenesis shall Mask such Preliminary Compound(s) from the NeoMorph Screening Library during the Preliminary Compound Exclusivity Period.

3.       IDENTIFICATION OF PRIMARY ACTIVE COMPOUNDS.

         (a) PRELIMINARY COMPOUND DELIVERY. NeoGenesis shall provide Celltech with [*] of each of the Preliminary Compounds. The Preliminary Compounds shall be delivered via common carrier, CIP to the port of entry agreed by both Parties for deliveries to Celltech facilities outside the United States and FOB NeoGenesis' Cambridge facility for deliveries to Celltech facilities within the United States.

         (b) ACTIVITY. Celltech shall assay each Preliminary Compound to identify those having functional biological activity in a cell-based or biochemical assay against an Approved Target. Celltech shall inform NeoGenesis through the Steering Committee of any Preliminary Compound that demonstrates functional biological activity in a cell-based or biochemical assay against an Approved Target. Any Preliminary Compound that demonstrates functional biological activity in a cell-based or biochemical

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assay against an Approved Target shall be deemed a Primary Active Compound.

         (c) MASKING OF PRIMARY ACTIVE COMPOUNDS. Upon designation of any Primary Active Compound, NeoGenesis shall Mask such Primary Active Compound(s) from the NeoMorph Screening Library during the Primary Active Compound Exclusivity Period.

         (d) OPTIMIZATION. The Steering Committee shall determine whether Celltech or NeoGenesis shall undertake the process of optimization of each Primary Active Compound. When the Steering Committee appoints Celltech to perform the optimization, Celltech shall keep the Steering Committee reasonably informed of the progress of the optimization progress. When the Steering Committee appoints NeoGenesis to undertake the optimization activities, NeoGenesis shall synthesize discrete compound(s) based upon each Primary Active Compound to form NeoMorph Focused Libraries. NeoGenesis shall screen the compounds in these NeoMorph Focused Libraries according to the ALIS method to identify additional Preliminary Compounds. NeoGenesis shall continue the optimization until additional Preliminary Compounds are identified with an affinity as established by the Steering Committee. Thereafter, NeoGenesis shall provide Celltech with [*] of each of these Preliminary Compounds. These Preliminary Compounds shall be delivered via common carrier, CIP to the port of entry agreed by both parties for deliveries to Celltech facilities outside the United States and FOB NeoGenesis' Cambridge facility for deliveries to Celltech facilities within the United States. As above, Celltech shall assay each Preliminary Compound identified during the optimization to identify those having functional activity against an Approved Target. Celltech shall inform NeoGenesis through the Steering Committee of any Preliminary Compound that demonstrates functional activity against an Approved Target. Any Preliminary Compound that demonstrates functional activity against an Approved Target shall be deemed a Primary Active Compound.

         (e) QSCD. The Steering Committee may recommend that any Approved Target undergo QSCD. QSCD shall determine compounds that may have an affinity to an Approved Target. These compounds shall be deemed QSCD Preliminary Compounds. NeoGenesis shall synthesize the QSCD Preliminary Compounds. If needed, the QSCD Preliminary Compounds shall be shipped at NeoGenesis' expense to Celltech. The QSCD Preliminary Compounds will be tested for activity as set forth in paragraph 3(b) above. Those QSCD Preliminary Compounds that demonstrate activity shall be deemed QSCD Primary Active Compounds. Any recommendation that an

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Approved Target undergo QSCD must be made by the Steering Committee and recorded in the minutes as set forth in Section 4.1(b) (i) prior to the date NeoGenesis commences screening of such Approved Target, (ii) after NeoGenesis completes an initial screening of such Approved Target against [*] Compounds in the NeoMorph Screening Library and before NeoGenesis completes the initial screening of such Approved Target against the NeoMorph Screening Library or (iii) upon the conclusion of initial screening of such Approved Target against the entire NeoMorph Screening Library. NeoGenesis will provide the Steering Committee with notice of the number of Preliminary Compounds it identifies against [*] compounds within the NeoMorph Screening Library when it completes the initial screening for such Approved target against [*] compounds.

         (f) CHEMICAL STRUCTURE AND SYNTHETIC PROTOCOLS. For each Approved Target the Steering Committee has directed NeoGenesis to optimize, NeoGenesis shall provide Celltech with a report that outlines the chemical structure and synthetic protocols for each Preliminary Compound and QSCD Preliminary Compound. This information shall be provided as soon as reasonably possible after the identification of the Preliminary Compound or QSCD Preliminary Compounds. For each Approved Target the Steering Committee has directed Celltech to optimize, NeoGenesis shall provide Celltech with a report that outlines the chemical structure and synthetic protocols for each Primary Active Compound and QSCD Primary Active Compound. This information shall be provided as soon as reasonably possible after notification by Celltech of the Primary Active Compound or QSCD Primary Active Compound.

         (g) NEOMORPH FOCUSED LIBRARIES. NeoGenesis agrees that NeoMorph Focused Libraries shall never be utilized to screen any Third Party targets. Upon the conclusion of the Research Term or as earlier elected by the Steering Committee all NeoMorph Focused Libraries shall be destroyed. Promptly thereafter, such destruction shall be certified to Celltech in writing. It is understood and agreed that the use of the NeoGenesis NeoMorph Screening Library may result in the independent generation of results or data similar to the results or data generated in the course of the Research Collaboration and that the use of such independently generated results or data shall not constitute a breach of NeoGenesis obligations under this paragraph 3(g); PROVIDED FURTHER that the obligations of NeoGenesis to not make any Designated Compound available to NeoGenesis or any third party in NeoGenesis' compound libraries, including the NeoMorph Screening Library shall operate independently of the foregoing exception.

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4.       DESIGNATING COMPOUNDS.

         (a) DESIGNATION. Celltech shall designate, at its sole discretion, and by notice in writing to NeoGenesis, those Preliminary Compounds, Primary Active Compounds, QSCD Preliminary Compounds and QSCD Primary Active Compounds, as applicable, it wishes to become Designated Compounds with respect to each Approved Target. Celltech shall make such designation within [*] following the delivery by NeoGenesis of such Preliminary Compounds or QSCD Preliminary Compounds. The number of compounds that may become Designated Compounds shall be limited as follows: (1) Celltech may designate [*] compounds as Designated Compounds when the optimization as set forth in 3(d) above is performed by Celltech and such compounds are taken directly from the NeoMorph Screening Library and (2) Celltech may designate [*] compounds as Designated Compounds when the optimization as set forth in 3(d) above is performed by NeoGenesis and such compounds are taken from NeoMorph Focused Libraries. Celltech shall have the right to undesignate Designated Compounds, by written notice to NeoGenesis, it considers unsuitable for further development. When a compound is undesignated, Celltech shall have the right to replace that compound with a new Designated Compound to the extent that such replacement compound is available to become a Designated Compound. Celltech may only replace a total of [*] Designated Compounds in the aggregate.

         (b) FURTHER OPTIMIZATION. Upon the recommendation of the Steering Committee, NeoGenesis shall perform additional optimization to obtain compounds related to the Designated Compounds that have improved affinity.

5.       REPORTS.

         (a) NeoGenesis shall keep and maintain adequate written records containing laboratory data generated in the course of performing the Research Collaboration Plan to enable it to furnish complete and accurate information to Celltech. This information shall be available to Celltech via a secure internet connection, the details of which shall be worked out by each Party's IT department within thirty (30) days of the Effective Date. The internet connection shall be supervised by the Steering Committee. These records shall be the basis for any reports which NeoGenesis shall provide to Celltech. These reports shall be reasonably detailed describing the results of the Research Collaboration Plan.

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         (b) Within thirty (30) days of the completion of the procedures outlined in the Research Collaboration Plan on each Approved Target, NeoGenesis shall provide to Celltech a Final Report for such Approved Target. The Final Report shall set forth in reasonable detail the results of the procedures outlined in the Research Collaboration Plan.

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                                    EXHIBIT B

                             FTE INVOICE AND PAYMENT

Celltech shall pay NeoGenesis in advance for the FTE funding under Section 5.1
(c) in Quarterly payments as set forth on the FTE schedule under Section 5.1(b); PROVIDED, that the initial installment will be paid within thirty (30) days of the Effective Date. NeoGenesis will provide Celltech on a Quarterly basis within thirty (30) days following each Quarter, commencing September 30, 2001, a written report setting forth the FTE amounts expended by NeoGenesis and research work undertaken in connection with the Research Collaboration Plan for the most recently ended quarter, certified by the Chief Financial Officer (or equivalent financial and accounting officer) of NeoGenesis to be correct to the best of NeoGenesis' knowledge and information.

NeoGenesis shall monitor expenditures, in accordance with its corporate policies, to ensure that the funds provided by Celltech are spent in accordance with this Agreement. NeoGenesis shall keep and maintain adequate books and records to furnish complete and accurate information to Celltech regarding calculation of the FTE amounts expended by NeoGenesis on the Research Collaboration according to the provisions of this Agreement. During the Research Term and for two (2) years following the expiration of the Research Term, NeoGenesis shall permit Celltech to examine such books and records during normal business hours, upon thirty (30) days notice to NeoGenesis. Upon the expiration of the two (2) year period, the calculation of the amounts expended on each year of the Program shall be binding and conclusive upon the parties and NeoGenesis shall be released from any further accountability with respect to the Research Program.

If in any quarterly funding period, actual expenditures by NeoGenesis with respect to FTEs exceed the amount budgeted for the period, the overrun will be carried forward for the next period and paid for from the next payment(s); PROVIDED, that Celltech payment obligations for any year of the Research Collaboration shall not exceed the budgeted amount for such year UNLESS Celltech has agreed to fund additional FTE work beyond that budgeted for such year by means of a written amendment to such budget approved in writing by the parties. If in any period actual expenditures are less than the amount budgeted for the period, the underrun may be applied to the FTE expenses of the subsequent periods by NeoGenesis but shall not reduce the amount due NeoGenesis from Celltech for the subsequent period(s).

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